Exhibit 99.1

Execution Copy

KOHL’S CORPORATION

as Issuer,

the GUARANTORS party hereto

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

$360,000,000 10.000% Senior Secured Notes due 2030

INDENTURE

Dated as of May 30, 2025

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EXHIBIT A	Form of Global Restricted Note

EXHIBIT B	Form of Supplemental Indenture

EXHIBIT C	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

EXHIBIT D	Designated Real Estate Assets

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INDENTURE, dated as of May 30, 2025, among KOHL’S CORPORATION., a Wisconsin corporation (the “Issuer”), the Guarantors party hereto from time to time and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance and guarantee, respectively, of (i) the Issuer’s $360,000,000 10.000% Senior Secured Notes due 2030 (the “Initial Notes”), as issued on the date hereof, and (ii) any additional 10.000% Senior Secured Notes due 2030 issued pursuant to this Indenture (the “Additional Notes,” and together with the Initial Notes, the “Notes”) from time to time after the Issue Date.

NOW, THEREFORE, in consideration of the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.

“Act of Required Parity Lien Secured Parties” has the meaning given to such term in the Collateral Trust Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Appraised Value” of any Real Estate Asset shall mean the appraised value thereof as set out in an Officer’s Certificate and determined pursuant to a customary appraisal conducted by any appraiser of nationally recognized standing that is not an Affiliate of the Issuer that is selected by the Issuer; provided that such appraisal has been conducted within 12 months prior to the date of determination of the Collateral Coverage Ratio.

“Asset Disposition” means the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of Collateral (including by way of a sale and leaseback transaction) by any of the Secured Guarantors, including the issuance, sale, transfer or other disposition of Equity Interests of PropCo or any PropCo Subsidiary, whether in a single transaction or a series of related transactions (each referred to in this definition as a “disposition”), in each case, other than:

(1) dispositions of Real Estate Collateral to PropCo or any PropCo Subsidiary;

(2) the issuance, sale, transfer or other disposition of Equity Interests by PropCo to Holdings or by any PropCo Subsidiary to PropCo or another PropCo Subsidiary;

(3) dispositions by Holdings of the Equity Interests of PropCo to the Issuer or any Subsidiary of the Issuer; provided that the transferee pledges all of such Equity Interests of PropCo as Collateral; or

(4) to the extent constituting a disposition, the creation, incurrence or assumption of Permitted Liens or other Liens not prohibited by this Indenture.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below Investment Grade by each of the Rating Agencies (provided that solely for purposes of clause (5) of the definition of “Change of Control,” such references to each of the Rating Agencies shall be deemed to be references to any two of the Rating Agencies) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event in this Indenture) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at the request of the Trustee that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of such Below Investment Grade Rating Event).

“Board of Directors” means (1) with respect to the Issuer or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Borrowing Base” means, with respect to the applicable date of determination, the sum of (1) 90% of the face amount of the Credit Card Receivables of the Issuer and its Subsidiaries’ at such date plus (2) 90% of the book value of the Issuer and its Subsidiaries’ inventory at such date. For purposes of Section 3.13(d), the applicable date of determination shall be (a) in the case of any term loan Indebtedness, the date of incurrence thereof, and (b) in the case of any revolving credit Indebtedness, the date the Credit Facility with respect to such revolving credit Indebtedness is first committed (except that in the case of the initial Revolving Credit Facility, the date such initial Revolving Credit Facility is entered into shall be deemed to be the Issue Date) or the date of any increase in commitments thereunder.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or the jurisdiction of the place of payment are authorized or required by law to close.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss, in each case relating to property or other assets that constituted Collateral.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Issuer’s properties or assets and those of the Issuer’s subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer or one of the Issuer’s subsidiaries;

(2) the adoption of a plan relating to the Issuer’s liquidation or dissolution;

(3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors;

(4) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer or one of its Wholly Owned Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s Voting Stock, measured by voting power rather than number of shares; or

(5) Holdings ceases to be a Wholly Owned Subsidiary of the Issuer.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Collateral” means all Equity Interests issued by PropCo and each PropCo Subsidiary, and all Real Estate Assets now owned or hereafter acquired by PropCo or each PropCo Subsidiary, in which Liens have been granted, or purported to be granted, or required to be granted, to the Collateral Trustee to secure any or all of the Parity Lien Obligations, except:

(1) any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to the provisions in Section 3.2 of the Collateral Trust Agreement; and

(2) any properties and assets that no longer secure the Notes or any Obligations in respect thereof pursuant to the provisions in Section 12.3 of this Indenture;

provided that in the case of clauses (1) and (2), if such Liens are required to be released as a result of the sale, transfer or other disposition of any Real Estate Assets of any Secured Guarantor, or any Equity Interests issued by PropCo or any PropCo Subsidiary, such Real Estate Assets or Equity Interests will cease to be excluded from the Collateral if any Secured Guarantor thereafter acquires or reacquires such Real Estate Assets or Equity Interests.

“Collateral Access Agreement” means the Mortgagee Estoppel and Collateral Access Agreement, to be entered into on the date of this Indenture, among the Secured Guarantors, the Collateral Trustee and the Revolving Facility Agent, providing for, among other things, certain collateral access rights of the Revolving Facility Agent, as may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Collateral Coverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) the sum of (x) 100% of the aggregate Appraised Value of all Real Estate Collateral consisting of distribution centers and e-commerce fulfillment centers on such date plus (y) 75% of the aggregate Appraised Value of all Real Estate Collateral consisting of stores on such date to (b) the aggregate principal amount of all Parity Lien Obligations and Junior Lien Obligations then outstanding as of such date.

“Collateral Trust Agreement” means the collateral trust agreement, dated as of the date hereof, among the Issuer, the other grantors party from time to time thereto, the Trustee, and the Collateral Trustee and the other parties thereto from time to time, as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Collateral Trustee” means U.S. Bank Trust Company, National Association, in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors and assigns in such capacity.

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period (disregarding any non-cash charges or credits related to any Plan, any non-qualified supplemental pension plan maintained, sponsored or contributed by the Issuer or any ERISA Affiliate, or any Multiemployer Plan) plus:

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i) consolidated interest expense for such period, plus

(ii) consolidated income tax expense for such period, plus

(iii) all amounts attributable to depreciation and amortization for such period, plus

(iv) any extraordinary, unusual or non-recurring charges for such period, plus

(v) any fees, expenses or charges related to any equity offering, permitted acquisition or other investment, Asset Disposition or other disposition, or incurrence or refinancing of (or amendment or other modification to the documents evidencing any) Indebtedness (in each case, whether or not successful or consummated) permitted to be made or incurred under this Indenture, including fees, expenses or charges relating to the offering and the use of proceeds hereof, as well as the amendment to the Revolving Credit Facility described in the offering memorandum to which the Notes relate, plus

(vi) any premium, make-whole or penalty payments that are required to be made in connection with any prepayment of Indebtedness, plus

(vii) any non-cash charges for such period; provided that in the event the Issuer or any Subsidiary makes any cash payment in respect of any such non-cash charge, such cash payment shall be deducted from Consolidated Adjusted EBITDA in the period in which such payment is made, plus

(viii) the amount of cash restructuring charges and curtailments and modifications to pension and post-retirement employee benefit plans incurred during such period;

and minus:

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of:

(i) any extraordinary, unusual or non-recurring gains for such period, plus

(ii) non-cash gains for such period,

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income of the Issuer and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) extraordinary gains and extraordinary losses for such period, (b) the income (or loss) of such Person during such period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to such Person during such period, (c) the income (or loss) of such Person during such period and accrued prior to the date it becomes a Subsidiary of a person or any of such Person’s subsidiaries or is merged into or consolidated with a Person or any of its Subsidiaries or that Person’s assets are acquired such Person or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distribution by that Subsidiary of that income is not at the time permitted by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Issuer’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income.

“Consolidated Total Debt” means, as of any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Issuer and its Subsidiaries (or, if higher, the par value or stated face amount outstanding of all such Indebtedness (other than zero coupon Indebtedness)) determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Issuer’s Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, as of the date of this Indenture, located at 1555 North RiverCenter Drive, Suite 203, Milwaukee, WI 53212, Attn: Kohl’s Corporation Administrator; with respect to registration for transfer or exchange, presentation at maturity or for redemptions, such office shall also mean the office or agency of the Trustee located at the date hereof at 111 Fillmore Avenue E, St. Paul, MN 55107.

“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a credit card issuer or credit card processor to the Issuer or any of its Subsidiaries resulting from charges by a customer of the Issuer or any of its Subsidiaries on credit or debit cards issued by such credit card issuer in connection with the sale of goods by the Issuer or any of its Subsidiaries, or services performed by the Issuer or any of its Subsidiaries, in each case in the ordinary course of its business.

“Credit Facilities” means, with respect to the Issuer or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including any credit facility, commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, debt securities, notes receivables financing, letters of credit or other Indebtedness, including all agreements, instruments and documents executed and delivered pursuant thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Derivative Instrument” means, with respect to a Person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer or any one or more Guarantors.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or any Subsidiary in connection with an Asset Disposition that is so designated as “Designated Non-Cash Consideration” pursuant to an Officer’s Certificate, less the amount of cash, cash equivalents or other Permitted Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer, as applicable (other than Excluded Equity), that is issued after the Issue Date for cash and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 3.8(b)(iii) of this Indenture.

“Designated Real Estate Assets” means, initially, the Real Estate Assets listed on Exhibit D attached hereto; provided that such Real Estate Assets shall cease to be Designated Real Estate Assets as of the date such Designated Real Estate Assets are no longer owned by PropCo or any PropCo Subsidiary in compliance with the applicable provisions of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Equity Interests than the change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto));

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case, prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided that only the portion of Equity Interests that so mature or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or a direct or indirect parent of the Issuer or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or a direct or indirect parent of the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” means the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing (but excluding Indebtedness convertible or exchangeable into Equity Interests).

“Equity Offering” means a public or private offering or sale for cash by the Issuer of its Equity Interests (other than Disqualified Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the final rules and regulations promulgated thereunder, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Issuer, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means the net cash proceeds and cash equivalents, or the Fair Market Value of other assets, received by the Issuer after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale of Capital Stock (other than Excluded Equity) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate, or that are utilized to make a Restricted Payment pursuant to Section 3.8(c)(v) of this Indenture. Excluded Contributions will be excluded from the calculation set forth in Section 3.8(b)(iii) of this Indenture.

“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Subsidiary or any employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries or a direct or indirect parent of the Issuer (to the extent such employee stock ownership plan or trust has been funded by the Issuer or any Subsidiary or a direct or indirect parent of the Issuer) and (iii) any Equity Interest that has already been used or designated as (or the proceeds of which have been used or designated as) a Cash Contribution Amount, Designated Preferred Stock, an Excluded Contribution or Refunding Capital Stock.

“Fair Market Value” means the consideration received or paid in any transaction or series of transactions, a value that is fair and on market terms as determined by an Officer or the Board of Directors in good faith.

“Fitch” means Fitch Ratings, or any successor thereto.

“Four Quarter Period” means the period of the most recent four full consecutive Fiscal Quarters.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money or advances, and

(2) evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), whether or not then available or drawn.

For the avoidance of doubt, “Funded Debt” shall not include Hedging Obligations.

“GAAP” means the United States generally accepted accounting principles in effect as of the Issue Date. For purposes of determining compliance with any covenant contained herein, whether a lease constitutes a capitalized lease, and whether obligations arising under such lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense in such lessee’s financial statements, shall be determined in accordance with GAAP as in effect on December 31, 2015 notwithstanding any modification or interpretive change occurring thereafter.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means KREH Holdings, LLC, PropCo, each PropCo Subsidiary and any other Person, in each case for as long as they are required to grant a Parity Lien in any Collateral owned thereby.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or consistent with past practice. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Ratio Debt” means an amount of Indebtedness incurred by any of the Guarantors if on the date of such incurrence the Total Guaranteed Leverage Ratio of the Issuer and its Subsidiaries does not exceed 1.75 to 1.00 on a Pro Forma Basis.

“Guarantors” means any Subsidiary that Guarantees the Notes, until such Note Guarantee is released in accordance with the terms of this Indenture.

“Hedge Agreement” means any Swap Contract; provided that the counterparty thereto has delivered a joinder to the Collateral Trust Agreement in the form required under the Collateral Trust Agreement in respect thereof and the other requirements of the Collateral Trust Agreement have been complied with. “Hedge Agreement” shall include both any Swap Contract constituting a “master agreement” and any related Swap Transaction; provided, however, that such joinder to the Collateral Trust Agreement referred to in this definition shall only be required once for each master agreement and shall not be required for each individual Swap Transaction thereunder.

“Hedge Provider” means the counterparty to the Issuer or any Guarantor under any Hedge Agreement.

“Hedging Obligations” means, with respect to any specified Grantor and with respect to any Series of Parity Lien Debt, the obligations of such Grantor under any Hedge Agreement (including, for avoidance of doubt, any Obligation under such Grantor’s Guarantee thereunder), which Obligations constitute “Obligations” or “Secured Obligations” as defined in the Parity Lien Documents of such Series of Parity Lien Debt, in each case, that are designated by the Issuer to the Collateral Trustee and each Parity Lien Representative as Hedging Obligations by written notice in accordance with the terms of the Collateral Trust Agreement.

“Holder” means each Person in whose name the Notes are registered on the registrar’s books, which shall initially be the respective nominee of DTC.

“Holdings” means KREH Holdings, LLC.

“Immaterial Subsidiary” means, at any date of determination, each Subsidiary of the Issuer that (i) has not guaranteed any other Indebtedness of the Issuer or any Guarantor and (ii) has total assets and revenues of less than 5.0% of the Issuer’s total assets and total revenues (as determined in accordance with GAAP) and, together with all other Immaterial Subsidiaries, has total assets and total revenues of less than 10.0% of total assets and total revenues, in each case, measured at the end of the most recent period of four consecutive quarters for which financial statements are internally available, on a Pro Forma Basis giving effect to any acquisitions or dispositions of companies, division or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable incurred in the ordinary course of business and consignment purchases, (ii) any earn-out obligation contingent upon performance of an acquired business, except to the extent such obligation would be required to be reflected on a consolidated balance sheet of the Issuer prepared in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (provided that with respect to Indebtedness that is nonrecourse to the credit of that Person, such Indebtedness shall be taken into account only to the extent of the lesser of (x) the fair market value of the asset(s) subject to such Lien and (y) the amount of Indebtedness secured), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all Off-Balance Sheet Liabilities and (k) Disqualified Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, any preferred Equity Interests (other than any Disqualified Stock) of any Person that are convertible into common Equity Interests (other than any Disqualified Stock) of such Person shall not constitute Indebtedness of such Person. For the avoidance of doubt, obligations in respect of Swap Agreements shall not constitute Indebtedness.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case commenced by or against the Issuer or any Guarantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshaling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, in each case whether or not voluntary; or

(2) any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Issue Date” means May 30, 2025.

“Junior Lien Debt” means Funded Debt secured by a Lien, which Lien ranks junior to the Parity Liens securing the Parity Lien Obligations pursuant to a Junior Lien Intercreditor Agreement.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement or collateral trust agreement (which may be an amendment or amendment and restatement of the Collateral Trust Agreement) among the Trustee, the Collateral Trustee, the agent for one or more series of Junior Lien Obligations, the Grantors, and/or the other relevant parties thereto, providing for customary (as determined by the Issuer, except as otherwise provided in any Parity Lien Document) junior-lien intercreditor arrangements with respect to the Parity Lien Obligations, on the one hand, and any Junior Lien Obligations, on the other hand.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof (including Guarantees of such Junior Lien Debt and all other Obligations in respect thereof), including, without limitation, interest and premium (if any) (including Post-Petition Interest whether or not allowable), Swap Obligations in respect thereof and all guarantees of any of the foregoing, which Junior Lien Debt and other Obligations in respect thereof rank junior to the Parity Liens securing the Parity Lien Obligations pursuant to a Junior Lien Intercreditor Agreement.

“Leasehold Property” means any leasehold interest of the Issuer or any Guarantor as lessee under any lease of real property.

“Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, excluding operating leases.

“Limited Condition Transaction” means (a) any acquisition (including by means of a merger or consolidation), investment, Asset Disposition (or sale or issuance excluded from such definition), Restricted Payment requiring declaration (as determined by the Issuer) in advance thereof or other transaction by the Issuer or one or more of its Subsidiaries not prohibited under this Indenture whose consummation is not conditioned upon the availability of, or on obtaining, third party financing (or, if such a condition does exist, the Issuer or any of its Subsidiaries, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained) or (b) any prepayment, repurchase or redemption of Indebtedness requiring irrevocable notice in advance of such prepayment, repurchase or redemption.

“Long Derivative Instrument” means, as to any Person, a Derivative Instrument (i) the value of which to such Person generally increases, and/or the payment or delivery obligations of such Person under which generally decrease, with positive changes in the financial performance and/or position of the Issuer or any one or more Guarantors and/or (ii) the value of which to such Person generally decreases, and/or the payment or delivery obligations of such Person under which generally increase, with negative changes in the financial performance and/or position of the Issuer or any one or more Guarantors.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of the Issuer’s common stock that are issued and outstanding on the date of the relevant Restricted Payment and listed on The New York Stock Exchange (or, if the primary listing of such common stock is on another exchange, on such other exchange) multiplied by (ii) the arithmetic mean of the closing price per share of such common stock as reported by The New York Stock Exchange (or, if the primary listing of such common stock is on another exchange, on such other exchange) for each of the 10 consecutive trading days immediately preceding the date of such Restricted Payment.

“Master Lease” means that certain Master Lease Agreement between PropCo and the Kohl’s, Inc., dated as of May 30, 2025, as amended, restated, supplemented or otherwise modified from time to time (subject to the applicable requirements of Section 3.15).

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage” means a mortgage, deed of trust, deed to secure debt, security deed, trust deed or spreader of lien, as it may be amended, restated supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA maintained, sponsored or contributed by the Issuer or any ERISA Affiliate.

“Net Available Cash” means, with respect to any Asset Disposition or Casualty Event, an amount equal to: (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Issuer or any of its Subsidiaries from such Asset Disposition or

Casualty Event, minus (ii) any bona fide direct costs incurred in connection with such Asset Disposition or Casualty Event, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Disposition, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Notes and Indebtedness that is secured by a Lien on the Collateral on a basis that is pari passu with or junior to the Notes) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Disposition or Casualty Event and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Disposition undertaken by the Issuer or any of its Subsidiaries in connection with such Asset Disposition; provided that upon release of any such reserve to the Issuer or any of its Subsidiaries, the amount released shall be considered Net Available Cash.

“Net Short” means, with respect to a Holder or beneficial owner of the Notes, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a “Failure to Pay” or “Bankruptcy Credit Event” (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Non-Guarantor” means any Subsidiary of the Issuer that is not a Guarantor.

“Note Documents” means this Indenture, the Notes, the Security Documents securing the Obligations of the Grantors in respect thereof, and the Collateral Trust Agreement, the Collateral Access Agreement, and any Junior Lien Intercreditor Agreement or other intercreditor agreement with respect to the Notes.

“Obligations” means any principal, interest, (including Post-Petition Interest or entitlement to fees or expenses or other charges accruing on or after the filing of any petition or application in bankruptcy or insolvency case or proceeding or for reorganization relating to the Issuer or any Guarantor whether or not a claim for Post-Petition Interest is allowed or allowable in such proceedings), penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person or (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person. For the avoidance of doubt, any preferred Equity Interests (other than any Disqualified Stock) of any Person that are convertible into common Equity Interests (other than any Disqualified Stock) of such Person shall not constitute an Off-Balance Sheet Liability of such Person.

“Officer” means, with respect to any Person, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or Corporate Treasurer, any Assistant Treasurer or Assistant Corporate Treasurer, the Controller or Corporate Controller, any Assistant Controller or Assistant Corporate Controller, the General Counsel, any Vice President, the Secretary or Corporate Secretary or any Assistant Secretary or Assistant Corporate Secretary of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of, or counsel to, the Issuer, or other counsel who is acceptable to the Trustee.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer.

“Parity Lien” means a Lien granted, or purported to be granted, by a Security Document to the Collateral Trustee, at any time, upon any property of the Grantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Notes issued on the date of this Indenture, for so long as the Secured Guarantors’ Guarantees of the Obligations thereunder are secured by a Lien on the Collateral owned by any Secured Guarantor; and

(2) any other Funded Debt (including Note Guarantees of the Grantors in respect of Additional Notes, for so long as the Secured Guarantors’ Guarantees of the Obligations thereunder are secured by a Lien on the Collateral owned by any Secured Guarantor), that is secured by a Lien on the Collateral, or the Guarantee of which is secured by a Lien on the Collateral, and that was permitted to be incurred and permitted to be so secured under each applicable Parity Lien Document; provided that in the case of any Funded Debt referred to in clause (2) of this definition, that:

(i) on or before the date on which such Funded Debt is incurred by the Issuer or by a Subsidiary, such Funded Debt is designated by the Issuer, in an Officer’s Certificate in the form required under the Collateral Trust Agreement delivered to each Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of this Indenture and the Collateral Trust Agreement;

(ii) unless such Funded Debt is issued under an existing Parity Lien Document for any Series of Parity Lien Debt whose Parity Lien Debt Representative is already party to the Collateral Trust Agreement, the Parity Lien Representative for such Funded Debt executes and delivers a joinder in the form required under the Collateral Trust Agreement; and

(iii) all other requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Funded Debt in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) will be conclusively established if the Issuer delivers to the Collateral Trustee an officer’s certificate and opinion of counsel in the form required under the Collateral Trust Agreement stating that such requirements and other provisions have been satisfied and that such Funded Debt is “Parity Lien Debt”).

For the avoidance of doubt, (A) Hedging Obligations do not constitute Parity Lien Debt but may constitute Parity Lien Obligations and (B) the Notes constitute Parity Lien Debt as a result of the Guarantee of all Obligations with respect to the Notes by the Secured Guarantors, and none of the Issuer’s or any Guarantor’s Obligations with respect to the Notes, other than Obligations of the Secured Guarantors under their Guarantee of the Notes, are secured by a Parity Lien.

“Parity Lien Documents” means, collectively, the Note Documents and any other indenture, credit agreement or other agreement pursuant to which any Parity Lien Debt is incurred and the Security Documents.

“Parity Lien Obligations” means all Obligations of a Grantor in respect of any Parity Lien Debt (including each Grantors’ Obligations owed to the Trustee and any other Parity Lien Representative) including, without limitation, in each case to the extent secured by a Parity Lien (including Obligations in respect of a Guarantee by any Grantor, which Guarantee is secured by a Parity Lien), interest and premium (if any) (including Post-Petition Interest whether or not allowable), together with all Hedging Obligations and all guarantees of any of the foregoing to the extent secured by a Parity Lien. In addition to the foregoing, all obligations of the Grantors owing to the Collateral Trustee in its capacity as such, whether pursuant to the Collateral Trust Agreement or any other Parity Lien Document, will constitute Parity Lien Obligations.

“Parity Lien Representative” means:

(1) in the case of the Notes, the Trustee; and

(2) in the case of any other Series of Parity Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (A) is appointed as a representative for such Parity Lien Debt (for purposes related to the administration of the Security Documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt and (B) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement, together with its successors and assigns in such capacity.

“Parity Lien Secured Parties” means the holders of Parity Lien Obligations and each Parity Lien Representative.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes, assessments or governmental charges or levies that, in each case, are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves with respect thereto are maintained in accordance with GAAP;

(b) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or, in the case of a landlords’ Lien, beyond any notice and cure period under the applicable real property lease) or are being contested;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, employers’ health taxes and other social security laws or regulations or similar legislation or to secure letters of credit, bank guarantees or similar instruments supporting such obligations;

(d) pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds or obligations to insurance carriers and other obligations of a like nature, in each case in the ordinary course of business or to secure letters of credit, bank guarantees or similar instruments supporting such obligations;

(e) judgment liens in respect of judgments that do not constitute an Event of Default;

(f) easements, restrictions (including zoning restrictions), rights-of-way, site plan agreements, development agreements, cross easement or reciprocal agreements, and other non-monetary or other encumbrances, title defects, lot line adjustments (including dispositions pursuant thereto) and matters of record affecting real property that do not materially detract from the value of the Collateral, taken as a whole, or materially interfere with the ordinary conduct of business of the Issuer and its Subsidiaries, taken as a whole;

(g) the special property interest of a consignor in respect of goods subject to consignment;

(h) Liens (i) in favor of banks, other financial institutions, securities or commodities intermediaries or brokerage arising as a matter of law encumbering deposits of cash, securities, commodities and other funds maintained with such Persons (including rights of set off) and that are within the general parameters customary in such Person’s industry, (ii) deemed to exist in connection with investments in repurchase agreements described in clause (d) of the definition of “Permitted Investments,” (iii) attaching to commodity trading accounts or other brokerage accounts in the ordinary course of business securing obligations owed to the institutions with which such accounts are maintained, (iv) that are contractual rights of setoff (x) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business and not given in connection with the issuance of Indebtedness or (y) relating to pooled deposit or sweep accounts of the Issuer or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business and (v) that are rights of set-off (or holdbacks or reserves established by a credit card issuer or processor) against credit balances of the Issuer or any of its Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Issuer or any of its Subsidiaries, or Liens on returned merchandise in favor of such issuers or processors, in each case in the ordinary course of business, but not rights of set-off against any other property or assets of the Issuer or any of its Subsidiaries pursuant to agreements with credit card issuers or credit card processors to secure the obligations of the Issuer or any of its Subsidiaries to credit card issuers or credit card processors as a result of fees and chargebacks;

(i) Liens of a collecting bank under Section 4-210 of the UCC in effect in the relevant jurisdiction (or Section 4-208 in the case of the New York UCC) on items in the course of collection;

(j) Liens of sellers of goods to the Issuer or a Subsidiary arising as a matter of law under Article 2 of the UCC in effect in the relevant jurisdiction or similar provisions of applicable law, in each case in the ordinary course of business;

(k) licenses of patents, trademarks and other intellectual property rights of the Issuer or any of its Subsidiaries, in each case in the ordinary course of business and not materially interfering with the conduct of business by the Issuer and its Subsidiaries, taken as a whole;

(l) Liens solely on any cash earnest money deposits made by the Issuer or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;

(m) Liens incurred in the ordinary course of business in connection with the shipping of goods on the related goods and proceeds thereof in favor of the shipper of such goods;

(n) as to any Leasehold Property, any Lien encumbering the underlying fee estate or master or primary lease in connection therewith so long as such fee estate or landlord (or similar) interest is not held by a Person that is the Issuer or a Guarantor or an Affiliate of the Issuer or a Guarantor; and

(o) any matters affirmatively insured over or exceptions noted in the final title polices issued in connection with the Mortgages;

provided that the term “Permitted Encumbrances” shall not include any Lien against Collateral securing Indebtedness for borrowed money.

“Permitted Indebtedness” means:

(a) obligations incurred by any Guarantor arising from agreements providing for customary indemnification, earnouts, adjustment of purchase price, non-compete, consulting or other similar obligations, in each case arising in connection with acquisitions or dispositions of any business, assets or subsidiary of such Guarantor permitted under this Indenture;

(b) Indebtedness in respect of (i) the financing of insurance premiums or (ii) take-or-pay or minimum buy obligations contained in supply agreements, in each case incurred in the ordinary course of business;

(c) obligations in respect of deferred compensation to employees of any Guarantor in the ordinary course of business;

(d) (i) obligations of any Guarantor incurred in the ordinary course of business in respect of performance guarantees, completion guarantees, performance bonds, bid bonds, appeal bonds, surety bonds, judgment bonds, replevin bonds and similar bonds, self-insurance and other similar obligations to the extent any such obligations constitute Indebtedness and (ii) obligations in respect of letters of credit, bank guarantees or similar instruments supporting any such obligations or obligations described in clauses (c) and (d) of the definition of “Permitted Encumbrances”;

(e) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

(f) Indebtedness incurred in the ordinary course of business in respect of cash management; netting services; automatic clearinghouse arrangements; employee credit card, debit card, prepaid card, purchase card or other payment card programs; overdraft protections and other bank products and similar arrangements and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument of a Guarantor drawn against insufficient funds in the ordinary course of business that is promptly repaid.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof);

(b) investments in commercial paper and variable or fixed rate notes maturing no more than 24 months from the date of creation thereof and having, at the time of the acquisition thereof, a credit rating of at least A2 from S&P, P2 from Moody’s or F2 from Fitch;

(c) investments in certificates of deposit, bankers’ acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic or offshore office of any commercial bank organized under the laws of the United States of America or any State thereof, (ii) any office located within the United States of America or in a foreign jurisdiction that has an income tax treaty with the United States of America of a commercial bank organized under the laws of another country or (iii) any office located in London of any commercial bank organized under the laws of the United States of America, any Asian country or any European country, in each case which, at the time of acquisition, has a combined capital and surplus and undivided profits of not less than $500,000,000; provided, however, that investments with any bank that has a combined capital and surplus and undivided profits of less than $500,000,000 are permitted if the Issuer maintains a banking relationship with such bank;

(d) collateralized repurchase agreements with a term of not more than 365 days and entered into with a financial institution satisfying the criteria described in clause (c) above (i) that has a combined capital and surplus and undivided profits of not less than $500,000,000 or (ii) whose obligations under any such agreements is guaranteed by an entity that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940 (the “Investment Company Act”) and (ii) have portfolio assets of at least $3,000,000,000; provided that investments in any money market fund with portfolio assets of less than $3,000,000,000 are permitted if such fund has received a rating of AAA- from S&P or Fitch or Aaa3 from Moody’s.

“Permitted Liens” means each of the following:

(a) Liens on the Collateral securing Parity Lien Obligations and/or Junior Lien Obligations in respect of (i) Parity Lien Debt (and Parity Lien Obligations in respect thereof) and/or Junior Lien Debt (and Junior Lien Obligations in respect thereof) (A) incurred pursuant to Section 3.13(h) and/or (B) so long as immediately after giving effect to the incurrence thereof, on a Pro Forma Basis, the Collateral Coverage Ratio shall be at least 2.00 to 1.00; provided that the aggregate principal amount of Parity Lien Debt that may be incurred in reliance on this clause (B) shall not exceed $90.0 million at any one time outstanding and (ii) refinancings, extensions, renewals and replacements of Indebtedness secured by Liens described in subclause (i) that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement (provided that if such Indebtedness being refinanced, extended, renewed or replaced consists of Junior Lien Obligations, then the Liens incurred in reliance on this clause (ii) to secure such refinancing, extension, renewal or replacement shall be Junior Lien Obligations); provided that substantially concurrent with the incurrence of any Junior Lien Obligations pursuant to this clause (a), the Issuer, the Secured Guarantors, the Collateral Trustee, the collateral agent or other representative for such Junior Lien Obligations, and any other relevant parties, have entered into a Junior Lien Intercreditor Agreement;

(b) Liens on the Collateral in favor of the Collateral Trustee and any other Parity Lien Secured Party securing Parity Lien Obligations in respect of (i) the Note Guarantees issued on the Issue Date, (ii) refinancings, extensions, renewals and replacements of Indebtedness secured by Liens described in subclauses (i) above that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement;

(c) Permitted Encumbrances;

(d) any Lien on any property or asset that constitutes Collateral of the Issuer or any Subsidiary existing on the Issue Date; provided that (i) such Lien shall not apply to any other property or asset of the Issuer or any Subsidiary and (ii) such Lien shall secure only those obligations which it secured on the Issue Date and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement;

(e) Liens securing Junior Lien Obligations in an amount not to exceed $150.0 million at any one time outstanding; provided that substantially concurrent with the incurrence of such Junior Lien Obligations, the Issuer, the Secured Guarantors, the Collateral Trustee, the collateral agent or other representative for such Junior Lien Obligations, and any other relevant parties, have entered into a Junior Lien Intercreditor Agreement;

(f) [Reserved];

(g) Liens in respect of leases, subleases, licenses and any other occupancy rights or agreements granted to other Persons in the ordinary course of business and not materially interfering with the conduct of business of the Issuer and its Subsidiaries, taken as a whole;

(h) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods;

(i) the sale or discount, in the ordinary course of business, of accounts receivable in connection with the compromise or collection thereof and not in connection with any financing or factoring arrangement;

(j) [Reserved];

(k) to the extent constituting a Lien, sales or assignments of any litigation claims or rights to receive payments with respect to any such claims;

(l) to the extent constituting a Lien, sales or assignments of any right to receive rental payments permitted pursuant to Section 3.5 of this Indenture; and

(m) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Plan” means any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA that is maintained, sponsored or contributed to by the Issuer or any ERISA Affiliate.

“Post-Petition Interest” means any interest, fees, expenses or other amount that accrues or would have accrued after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Pro Forma Basis” means, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including Consolidated Adjusted EBITDA, the Total Guaranteed Leverage Ratio, and the Collateral Coverage Ratio, of any Person and its Subsidiaries, as of any date, that pro forma effect will be given to (a) any acquisition, merger, amalgamation, consolidation, investment, (b) in the case of the calculation of the Collateral Coverage Ratio, any Asset Disposition or sale, conveyance, contribution or other transfer of Real Estate Assets (including to or from PropCo and any PropCo Subsidiary) and any Lien or Mortgage that has been or will be created or incurred, (c) any issuance, incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction or for which any such test, financial ratio, basket or covenant is being calculated, including, without limitation, the incurrence of any Priority Lien Obligations and the use of proceeds therefrom), (d) any issuance or redemption of Preferred Stock or Disqualified Stock, (e) all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, and (f) and any operational change or operating expense reduction, in the case of each of the foregoing clauses (a)-(f) that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period. In the event that the Issuer shall classify Indebtedness or Liens incurred on the date of determination as incurred in part as Guaranteed Ratio Debt or under the Collateral Coverage Ratio, respectively, and in part pursuant to one or more clauses under Section 3.13 or one or more clauses of the definition of “Permitted Liens,” as applicable, any calculation of Consolidated Total Debt or of Parity Lien Obligations, as applicable, in each case pursuant to this definition on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness or Liens, as applicable (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness or Liens, as applicable, from the proceeds thereof) to the extent incurred pursuant to any such other clause of such definitions, respectively.

For purposes of making any calculation referred to above:

(1) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts have a remaining term in excess of 12 months);

(2) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Issuer or a direct or indirect parent of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate;

(4) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period;

(5) such calculation may include, without duplication, the pro forma effect or addback of any cost savings, operational changes, operating expense reductions, business optimization expenses, operating enhancements, one-time restructuring costs incurred in connection with acquisitions, project startup costs, store opening costs, facilities opening costs, and costs related to the closure and/or consolidation of stores or other facilities, revenue enhancements and synergies related to any acquisition, disposition, or investment, or any restructuring, cost saving initiative or other initiative, and in each case, which are projected by the Issuer in good faith to be realized as a result of actions taken, committed to be taken or planned to be taken, in each case on or prior to the date that is 12 months after the end of the relevant period (collectively, “pro forma transactions, costs and expenses”), which pro forma transactions, costs and expenses shall be added to or reflected in Consolidated Adjusted EBITDA until fully realized or reflected and calculated on a Pro Forma Basis as though such pro forma transactions, costs and expenses had occurred or been realized, as applicable, on the first day of the relevant period, net of the amount of actual benefits realized from such actions; provided that the aggregate amount of any increase in Consolidated Adjusted EBITDA as a result of the application of this clause (5) in any four consecutive fiscal quarters shall not exceed 10% of Consolidated Adjusted EBITDA (prior to giving effect the application of this clause (5)); and

(6) to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.

“PropCo Subsidiary” means any direct or indirect Subsidiary of PropCo. For avoidance of doubt, as of the date of this Indenture, there are no PropCo Subsidiaries.

“PropCo” means Kohl’s Real Estate Holdings, LLC.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) in any real property.

“Real Estate Collateral” means, at any time of determination, Real Estate Assets owned or held by PropCo or any PropCo Subsidiary which comprise a portion of, or are required to be pledged as, Collateral.

“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $500,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Revolving Credit Facility” means the Credit Agreement, dated as of January 19, 2023, among Kohl’s, Inc., the other borrowers and guarantors from time to time party thereto, Wells Fargo Bank, National Association, and the other agents and lenders party thereto, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Revolving Credit Facility Loan Parties” means the borrowers and guarantors under the Revolving Credit Facility.

“Revolving Facility Agent” means, at any time, Wells Fargo Bank, National Association or such other Person serving at such time as the “Agent” or “Administrative Agent” under the Revolving Credit Facility or any other representative then most recently designated in accordance with the applicable provisions of the Revolving Credit Facility, together with its successors in such capacity.

“S&P” means S&P Global Ratings, the credit ratings business operated by S&P Global Inc. and its subsidiaries.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Guarantor” means each of Holdings, PropCo and any PropCo Subsidiary, in each case for so long as they Guarantee any Obligations under a Series of Parity Lien Debt.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Security Documents” means the Collateral Trust Agreement, each joinder to the Collateral Trust Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers of security executed and delivered by any Grantor creating or perfecting (or purporting to create or perfect) a Parity Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Parity Lien Secured Parties, in each case, as amended, restated, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms, this Indenture and the Collateral Trust Agreement.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained, for so long as the notes or such other issue or series is secured by a Parity Lien, or is Guaranteed by a Guarantee that is secured by a Parity Lien, as applicable. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Parity Lien Document shall be part of the same Series of Parity Lien Debt as all other Parity Lien Debt incurred pursuant to such Parity Lien Document.

“Short Derivative Instrument” means, as to any Person, a Derivative Instrument (i) the value of which to such Person generally decreases, and/or the payment or delivery obligations of such Person under which generally increase, with positive changes in the financial performance and/or position of the Issuer or any one or more Guarantors and/or (ii) the value of which to such Person generally increases, and/or the payment or delivery obligations of such Person under which generally decrease, with negative changes in the financial performance and/or position of the Issuer or any one or more Guarantors.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” of the Issuer as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person (solely for purposes of this definition, the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or held. Unless the context requires otherwise, any reference to a “Subsidiary” contained herein shall refer to a Subsidiary of the Issuer.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or the Subsidiaries shall be a Swap

Agreement. For the avoidance of doubt, “Swap Agreement” will include a swap transaction pursuant to which the obligations of the Issuer or applicable Guarantor to make scheduled payments thereunder are deferred (including, without limitation, payment obligations that are deferred to the scheduled termination date of such transaction so that such Issuer or Guarantor makes a single payment thereunder on such scheduled termination date).

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“Swap Transactions” means any and all such transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any Hedge Agreement.

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, deduction, withholding (including backup withholding), assessment, fee or other charge imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Guaranteed Leverage Ratio” means, as of any date of determination, the ratio of (i)(x) any Consolidated Total Debt that is incurred or guaranteed by any of the Guarantors as of such date minus (y) the aggregate stated balance sheet amount of unrestricted cash and cash equivalents of the Issuer and its Subsidiaries as of such date; to (ii) Consolidated Adjusted EBITDA for the Four Quarter Period ending prior to the date of such determination for which financial statements have been delivered pursuant to Section 3.12 (or prior to delivery of such financial statements, with respect to which historical financial statements have been prepared), in each case calculated on a Pro Forma Basis.

“Treasury Rate” means, with respect to the Notes, as of the earlier of (a) the applicable redemption date or (b) the date on which the Notes are defeased or satisfied and discharged, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to June 1, 2027; provided, however, that if the period from such redemption date to June 1, 2027 is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to June 1, 2027 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be determined by the Issuer, and the Trustee shall have no obligation to determine or verify the Treasury Rate.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and in each case who shall have direct responsibility for the administration of this Indenture.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any security interest, the Uniform Commercial Code of such jurisdiction.

“Unsecured Guarantors” means each of the Guarantors other than the Secured Guarantors.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, provided that the payment of such obligations is unconditionally Guaranteed as a full faith and credit obligation by the United States of America. The term “U.S. Government Obligations” shall also include depository receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depository receipts of future payments of interest or principal, or both, on U.S. Government Obligations, as defined above, held by such custodian; provided that except as required by law, no deduction may be made by the custodian from the amount payable to the holder of any such depository receipt from the amount received by the custodian in respect of any such payment of interest or principal.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“Additional Restricted Notes”	2.1(b)
“Agent Members”	2.1(e)(ii)
“Asset Disposition Offer”	3.5(b)
“Authenticating Agent”	2.2
“Automatic Exchange”	2.6(e)
“Automatic Exchange Date”	2.6(e)
“Change of Control Offer”	3.11(a)
“Change of Control Payment”	3.11(a)
“Change of Control Payment Date”	3.11(a)
“Clearstream”	2.1(a)
“Defaulted Interest”	2.11
“Defeasance”	8.2
“Euroclear”	2.1(a)
“Event of Default”	6.1(a)
“Excess Proceeds”	3.5(b)
“Global Notes”	2.1(a)
“Guaranteed Obligations”	10.1
“Issuer Order”	2.2
“Legal Holiday”	13.7
“Note Guarantees”	10.1
“Notes Register”	2.3
“payment default”	6.1(a)
“protected purchaser”	2.7
“Redemption Date”	5.1
“Registrar”	2.3
“Regulation S Global Note”	2.1(a)
“Regulation S Notes”	2.1(a)
“Restricted Global Note”	2.6(e)
“Restricted Period”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Rule 144A Notes”	2.1(a)
“Satisfaction and Discharge”	11.1
“Secured Indebtedness”	6.1(a)(iii)
“Special Interest Payment Date”	2.11(a)
“Special Record Date”	2.11(a)
“TIA”	1.4
“Unrestricted Global Note”	2.6(e)
“USA PATRIOT Act”	13.11

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) “will” shall be interpreted to express a command;

(vii) all amounts expressed in this Indenture or in any of the Notes in terms of money refer to the lawful currency of the United States of America;

(viii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(ix) references to “Article,” “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Indenture.

SECTION 1.4. Inapplicability of the Trust Indenture Act. No provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), are incorporated by reference in or made a part of this Indenture unless explicitly incorporated by reference. Unless specifically provided in this Indenture, no terms that are defined under the TIA have such meanings for purposes of this Indenture.

ARTICLE II.

THE NOTES

SECTION 2.1. Form, Dating and Terms.

(a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture on the date hereof is limited to $360,000,000. In addition, the Issuer may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes. Furthermore, Notes may be authenticated and delivered upon registration of transfer, exchange or in lieu of other Notes pursuant to Section 2.2, 2.6, 2.7, 2.9, 5.6 or 9.5, in connection with an Asset Disposition Offer pursuant to Section 3.5 or in connection with a Change of Control Offer pursuant to Section 3.11.

Notwithstanding anything to the contrary contained herein, the Issuer may not issue any Additional Notes, unless such issuance is in compliance with Sections 3.6 and 3.13.

With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate or one or more indentures supplemental hereto, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii) the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and

(iii) whether such Additional Notes shall be Restricted Notes.

In authenticating and delivering Additional Notes, the Trustee shall receive and shall be fully protected in conclusively relying upon the Opinion of Counsel and Officer’s Certificate required by Section 13.3.

The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

Initial Notes and any Additional Notes that are Restricted Notes (“Additional Restricted Notes”) offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Sections 2.1(c) and (d) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC (the “Notes Custodian”), duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Notes Custodian for DTC or its nominee, as hereinafter provided.

Initial Notes and any Additional Restricted Notes offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global Note (the “Regulation S Global Note”) in the form of Exhibit A including appropriate legends as set forth in Sections 2.1(c) and (d). Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as Notes Custodian for DTC in the manner described in this Article II for credit to the respective accounts of the purchasers (or to such other accounts as they may direct), including, but not limited to, accounts at Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”). Prior to the 40th day after the later of the commencement of the offering of the Initial Notes and the Issue Date (such period through and including such 40th day, the “Restricted Period”), interests in the Regulation S Global Note may only be transferred to non-U.S. persons pursuant to Regulation S, unless exchanged for interests in a Global Note in accordance with the transfer and certification requirements described herein.

Investors may hold their interests in the Regulation S Global Note through organizations other than Euroclear or Clearstream that are participants in DTC’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The Rule 144A Global Notes and the Regulation S Global Notes and any other global notes evidencing Notes issued under this Indenture are sometimes collectively herein referred to as the “Global Notes.”

The principal of, premium, if any, and interest due on the Notes shall be payable at the office or agency of the Paying Agent designated by the Issuer maintained for such purpose (which shall initially be the Corporate Trust Office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof or otherwise in accordance with the applicable procedures of DTC. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than fifteen (15) days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Sections 2.1(c) and (d). The Issuer shall approve any notation, endorsement or legend on the Notes. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(b) Denominations. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(c) Restrictive Legends. Unless and until (i) an Initial Note or an Additional Restricted Note is sold under an effective registration statement or (ii) the Issuer and the Trustee receive an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, the Rule 144A Global Note and the Regulation S Global Note shall bear the following legend on the face thereof:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

(d) Global Note Legend. Each Global Note, whether or not an Initial Note, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(e) Book-Entry Provisions. (i) This Section 2.1(e) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(i) Each Global Note initially shall (A) be registered in the name of DTC or the nominee of DTC, (B) be delivered to the Notes Custodian for DTC and (C) bear legends as set forth in Section 2.1(d). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to DTC, its successors or its respective nominees, except as set forth in Sections 2.1(e)(iii) and 2.1(f). If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Notes Custodian will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Notes Custodian as the custodian of DTC or under such Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(iii) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(f) to beneficial owners who are required to hold Definitive Notes, the Notes Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.

(iv) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(v) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(vi) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (A) the Holder of such Global Note (or its agent) or (B) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(f) Definitive Notes. Except as provided below in this paragraph (f), owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) DTC notifies the Issuer that it is unwilling or unable to continue to act as Depositary for the Global Note or that DTC ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor depositary within 90 days after the date of such notice, or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes under this Indenture and DTC shall have requested the issuance of Definitive Notes. In the event of the occurrence of any of the events specified in clause (i) or (ii) of the preceding sentence, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes. In addition, any Note transferred to an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or evidencing a Note that has been acquired by an affiliate in a transaction or series of transactions not involving any public offering must, until one year after the last date on which either the Issuer or any Affiliate of the Issuer was an owner of the Note, be in the form of a Definitive Note and bear the legend regarding transfer restrictions in Section 2.1(d). If required to do so pursuant to any applicable law or regulation, beneficial owners may also obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures.

(i) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to this Section 2.1(f) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Global Note set forth in Section 2.1(c).

(ii) If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (A) cancel such Definitive Note, (B) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (C) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring or exchanging Holder a new Definitive Note representing the principal amount not so transferred or exchanged.

(iii) If a Definitive Note is transferred or exchanged for another Definitive Note, (A) the Trustee will cancel the Definitive Note being transferred or exchanged, (B) the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (C) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.

SECTION 2.2. Execution and Authentication. One Officer of the Issuer shall sign the Notes for the Issuer by manual or electronic signature. If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized officer of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $360,000,000, (b) subject to Sections 3.6 and 3.13, Additional Notes for original issue in an unlimited principal amount and (c) under the circumstances set forth in Section 2.6(e), Initial Notes in the form of an Unrestricted Global Note, in each case upon a written order of the Issuer signed by one Officer of the Issuer (the “Issuer Order”). The Issuer Order shall specify whether the Notes will be in the form of Definitive Notes or Global Notes, the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the Holder of the Notes and whether the Notes are to be Initial Notes or Additional Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer.

Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Issuer, pursuant to Article IV, shall be consolidated or merged with or into any other corporation or shall convey or transfer all or substantially all of its properties or assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or any Guarantor shall have been merged, or the Person which shall have received a conveyance or transfer as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance or transfer may (but shall not be required), from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate to reflect such successor Person, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the Issuer Order of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.3. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Notes Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent for the Notes and the Issuer may remove any Registrar or Paying Agent without prior notice to the Holders, but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (a) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by DTC procedures or (b) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (a) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

SECTION 2.4. Paying Agent to Hold Money in Trust. Prior to 11:00 a.m. (Eastern Time), on each date of the principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. The Issuer shall require the Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Issuer or other obligors on the Notes), shall notify the Trustee in writing of any Default by the Issuer or any Guarantor in making any such payment and shall during the continuance of any Default by the Issuer (or any other obligor upon the Notes) or any Guarantor in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes together with a full accounting thereof. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer, on its own behalf and on behalf of each of the Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Issuer.

SECTION 2.6. Transfer and Exchange.

(a) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.6. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.6 by noting the same in the Notes Register maintained by the Trustee for the purpose, and no transfer or exchange will be effective until it is registered in such Notes Register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.6 and Sections 2.1(e) and 2.1(f), as applicable, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream, as the case may be. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this Section 2.6(a). Notwithstanding anything herein to the contrary, (i) beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note without any written orders or instructions required to be delivered to the Trustee and (ii) any other transfers of a beneficial interest in a Global Note will require the delivery to the Trustee of such written orders from participants of DTC given in accordance with DTC’s applicable procedures to cause such beneficial interests to be credited in the amount so transferred.

(b) Transfers of Rule 144A Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note prior to the date that is one year after the later of the date of its original issue and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Notes (or any predecessor thereto):

(i) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of DTC; and

(ii) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Issuer and the Registrar or its agent of a certificate substantially in the form set forth in Exhibit C from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer.

(c) Transfers of Regulation S Notes. The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Exhibit C hereof from the proposed transferee and receipt by the Issuer and Registrar or its agent of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Exhibit C or any additional certification.

(d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear a Restricted Notes Legend unless (i) an Initial Note is being transferred pursuant to an effective registration statement, (ii) Initial Notes are being exchanged for Notes that do not bear the Restricted Notes Legend in accordance with Section 2.6(e) or (iii) there is delivered to the Registrar an Opinion of Counsel stating that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(e) Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note bearing the Restricted Notes Legend (a “Restricted Global Note”) may be automatically exchanged into beneficial interests in a Global Note not bearing the Restricted Notes Legend (an “Unrestricted Global Note”) without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (i) with respect to the Notes issued on the Issue Date, the Issue Date or (ii) with respect to Additional Restricted Notes, if any, the issue date of such Additional Restricted Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer, upon request by any Holder, shall (A) provide written notice to DTC and the Trustee at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with DTC, (B) provide prior written notice to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date, which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (C) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes.

Notwithstanding anything to the contrary in this Section 2.6(e), during the fifteen (15) calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.6(e) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officer’s Certificate and Opinion of Counsel to the Issuer to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary, to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.6(e), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

(f) Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(g) Obligations with Respect to Transfers and Exchanges of Notes. To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Issuer’s and Registrar’s written request.

No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 2.2, 2.6, 2.7, 2.9, 5.6 or 9.5).

The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any Note for a period beginning (A) fifteen (15) calendar days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (B) fifteen (15) calendar days before an interest payment date and ending on such interest payment date or (C) called for redemption, except the unredeemed portion of any Note being redeemed in part.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to paragraph 2 of the form of Note attached hereto as Exhibit A) interest on such Note and for all other purposes whatsoever, including without limitation the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(f) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c).

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

SECTION 2.7. Mutilated, Destroyed, Lost or Stolen Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the UCC are met, such that the Holder (a) satisfies the Issuer and the Trustee that such Note has been lost, destroyed or wrongfully taken within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee; provided, however, that if after the delivery of such replacement Note, a protected purchaser of the Note for which such replacement Note was issued presents for payment or registration such replaced Note, the Trustee and/or the Issuer shall be entitled to recover such replacement Note from the Person to whom it was issued and delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith. Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar, from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Issuer, any Guarantor or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.7, the Issuer may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.

Subject to the proviso in the initial paragraph of this Section 2.7, every new Note issued pursuant to this Section 2.7, in lieu of any mutilated, destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuer, any Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.8. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.7 and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding in the event the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that (a) for purposes of determining which Notes are outstanding for any vote, direction, waiver or consent hereunder, the provisions of Section 13.5 shall apply and (b) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Issuer or an Affiliate of the Issuer shall not be considered outstanding.

If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement pursuant to Section 2.7.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date, money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.10. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Notes in accordance with its internal policies and customary procedures (subject to the record retention requirements of the Exchange Act and the Trustee). If the Issuer or any Guarantor acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.11. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note is registered at the close of business on the regular record date for such payment at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 2.11(a). Thereupon the Issuer shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the Special Interest Payment Date and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee in writing of such Special Record Date, and in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.1, not less than ten (10) calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the provisions in Section 2.11(b).

(b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.11(b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.12. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption or other notice as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or other notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or other notification shall not be affected by any defect in or omission of such CUSIP and ISIN numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE III.

COVENANTS

SECTION 3.1. Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium, if any, and interest due on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest due on the Notes will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. (Eastern Time) on the due date money deposited (or caused or directed to be deposited) by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due on the Notes.

The Issuer will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at the then applicable interest rate on the Notes to the extent lawful. The Issuer will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 3.2. Maintenance of Office or Agency.

The Issuer will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for payment, registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served; provided, however, that nothing herein shall be construed to render the Trustee or any affiliate of the Trustee, Registrar or co-registrar as the agent of the Issuer for service of process. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency

SECTION 3.3. Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 3.4. Compliance Certificate.

The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year ended after the Issue Date, an Officer’s Certificate (which need not comply with Section 13.4) stating, as to the signer thereof (who must be the principal executive officer, principal financial officer or principal accounting officer of the Issuer) that:

(a) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under his or her supervision, and

(b) to the best of his or her knowledge, based on such review, no Default or Event of Default has occurred during such year and is continuing as of the date of such Officer’s Certificate, or, if there has been any Default or Event of Default that has occurred during such year and is continuing as of the date of such Officer’s Certificate, specifying each such Default or Event of Default known to him or her and the nature and status thereof.

SECTION 3.5. Limitation on Asset Dispositions.

(a) The Issuer shall not permit any Secured Guarantor to, make any Asset Disposition unless:

(i) such Secured Guarantor receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Issuer, of the Equity Interests or Real Estate Assets, as applicable, subject to such Asset Disposition; and

(ii) in any such Asset Disposition, or series of related Asset Dispositions, at least 75% of the consideration from such Asset Disposition (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise), received by such Secured Guarantor, is in the form of cash, cash equivalents or other Permitted Investments; and

(iii) after the date of contractually agreeing to such Asset Disposition and prior to 90 days after the consummation thereof,

(1) an amount equal to 100% of the Net Available Cash received or to be received from such Asset Disposition is applied to repay, redeem, repurchase (or in the case of clause (C) below, offer to equally and ratably repurchase) or otherwise acquire or retire, at the option of the Issuer: (I) the Notes (A) through open market purchases (to the extent such purchases are at or above 100% of the principal amount of the Notes), (B) pursuant to Section 5.7 or (C) by making an Asset Disposition Offer or (II) at the Issuer’s option, any other Parity Lien Obligations; provided that in the case of this clause (II), the Issuer shall equally and ratably reduce (or in the case of clause (C) above, offer to equally and ratably reduce) the Notes pursuant to one of the transactions described in clause (I) above; or

(2) an amount equal to (A) 25% of the Net Available Cash received or to be received from such Asset Disposition, plus (B) the difference (if any) of (x) 75% of the Net Available Cash received or to be received from such Asset Disposition less (y) $75.0 million (but in no event shall such difference be less than zero) is applied by making an Asset Disposition Offer for the Notes (and, at the option of the Issuer, to any holders of other Parity Lien Obligations) at an offer price equal to at least 103% of the principal amount thereof (or, in the case of other Parity Lien Obligations, at an offer price not to exceed 103% of the principal amount thereof), plus accrued and unpaid interest, if any, to, but not including, the date of purchase and otherwise in accordance with the procedures set forth in this Indenture for Asset Disposition Offers (such Asset Sale Disposition Offer, a “Special One-Time Asset Sale Disposition Offer”); provided that the Issuer or any its Subsidiaries may use up to 75% of the Net Available Cash received or to be received from such Asset Disposition not to exceed $75.0 million in any manner not prohibited by this Indenture (other than to make any Restricted Payments which would otherwise not be prohibited under Section 3.8), provided, however, that the Issuer and its Subsidiaries may only apply the Net Available Cash received or to be received from an Asset Disposition in accordance with this clause (iii)(2) once and following such use, any Net Available Cash received or to be received from any Asset Disposition must be applied in accordance with the foregoing clause (iii)(1);

provided further that, pending the final application of the amount of any such Net Available Cash in accordance with clause (iii) of this Section 3.5(a), such Secured Guarantor may use such Net Available Cash in any manner not prohibited by this Indenture (including making distributions to the Issuer or any other Subsidiary thereof to the extent not prohibited by this Indenture).

For purposes of the 75% cash, cash equivalents or other Permitted Investments requirement set forth in clause (ii) above, the following shall be deemed to be “cash”: (i) any liabilities (as shown on the Secured Guarantors most recent balance sheet that is internally available (other than any liabilities that are by their terms subordinated to the Notes Obligations or any unsecured liabilities)) that are assumed by the transferee with respect to the applicable disposition, (ii) any notes or other obligations or other securities or assets received by the Secured Guarantor in the applicable disposition that are converted into cash or cash equivalents or other Permitted Investments within 180 days of the receipt thereof (to the extent of the cash or cash equivalents or other Permitted Investments received) and (iii) any Designated Non-Cash Consideration received by the Secured Guarantor in the applicable disposition having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at the time outstanding, not to exceed $25.0 million (with the fair market value of each item of Designated Non-Cash Consideration being determined on the date of contractually agreeing to such Asset Disposition and without giving effect to subsequent changes in fair market value).

(b) The amount of any Net Available Cash that is not applied as provided in Section 3.5(a) will be deemed to constitute “Excess Proceeds” under this Indenture. Within 10 Business Days after the date that the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer will be required to make an offer (“Asset Disposition Offer”) to all Holders of Notes issued under this Indenture and, at the option of the Issuer, to any holders of other Parity Lien Obligations, to purchase the maximum principal amount of Notes and such other Parity Lien Obligations that may be purchased out of the Excess Proceeds, at an offer price equal to at least 100% of the principal amount thereof, in the case of the Notes, and at an offer price not to exceed 100% of the principal amount thereof (or accreted value thereof, if less), in the case of any other Parity Lien Obligations plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in Sections 3.5(c) and (d) and in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer shall deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, offering to repurchase the Notes for the specified purchase price on the date or dates specified in the notice, which date or dates will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice. The Issuer may, in its sole discretion, make an Asset Disposition Offer pursuant to this Section 3.5 prior to the time that the aggregate amount of Excess Proceeds exceeds $20.0 million.

(c) To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of the Notes surrendered in any Asset Disposition Offer by Holders exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes to be purchased on a pro rata basis, by lot to the extent practicable or by such other method in accordance with the applicable procedures of DTC, on the basis of the aggregate principal amount of tendered Notes; provided that no Notes will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer for the entire aggregate amount of Excess Proceeds then accumulated, the amount of Excess Proceeds shall be reset at zero.

(d) The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to this Section 3.5. To the extent that the provisions of any securities laws, rules or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws, rules and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 3.6. Limitation on Liens.

(a) The Issuer shall not permit any Secured Guarantor to create, incur, assume or permit to exist any Lien securing Indebtedness on or with respect to the Collateral, except for Permitted Liens.

(b) For purposes of determining compliance with this Section 3.6, (i) a Lien securing Indebtedness need not be permitted solely by reference to the above paragraph or to one category (or portion thereof) of Permitted Liens described in the definition of “Permitted Liens,” but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in the definition of “Permitted Liens” or pursuant to the above paragraph, the Issuer may, in its sole discretion, classify or divide such Lien securing such Indebtedness (or any portion thereof) in any manner that complies with this Section 3.6.

SECTION 3.7. Additional Guarantors.

If (a) any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than an Immaterial Subsidiary) of the Issuer guarantees or becomes a borrower in respect of the obligations under (i) the Revolving Credit Facility, (ii) any Credit Facility evidencing Parity Lien Obligations or Junior Lien Obligations or (iii) any Indebtedness in an aggregate principal amount in excess of $100.0 million or (b) any PropCo Subsidiary is formed after the Issue Date, then the Issuer shall, within 20 Business Days after such Domestic Subsidiary guarantees or becomes a borrower in respect of the obligations under Revolving Credit Facility or any Credit Facility evidencing Parity Lien Obligations or Junior Lien Obligations, or such PropCo Subsidiary is formed or acquired, cause such Domestic Subsidiary or PropCo Subsidiary to execute and deliver a supplemental indenture to this Indenture providing for a Note Guarantee by such Domestic Subsidiary or PropCo Subsidiary. In addition, after providing such Note Guarantee, any such PropCo Subsidiary shall enter into the applicable Security Documents, as and to the extent required in accordance with this Indenture.

SECTION 3.8. Limitation on Restricted Payments. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any of its Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Subsidiary (other than direct or indirect dividends or distributions of Collateral by a Secured Guarantor) so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Issuer or Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); or

(b) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger, amalgamation or consolidation;

(all such payments and other actions set forth in clauses (a) through (b) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i) no Default or Event of Default, in each case, shall have occurred and be continuing or would occur as a consequence thereof; or

(ii) immediately after giving effect to such transaction on a Pro Forma Basis, the Guarantors could incur $1.00 of additional Indebtedness as Guaranteed Ratio Debt; or

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Subsidiaries after the Issue Date (including Restricted Payments permitted by clause (c)(i) of this Section 3.8, but excluding all other Restricted Payments permitted by clause (c) of this Section 3.8), is less than the sum of, without duplication,

(A) an amount, not less than $0, equal to 50% of the cumulative Consolidated Net Income of the Issuer and its Subsidiaries for the period (taken as one accounting period) beginning on May 4, 2025 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

(B) 100% of the aggregate net proceeds, including cash and the Fair Market Value of assets (other than cash), received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options, plus

(C) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value of assets (other than cash) after the Issue Date (other than Excluded Equity), plus

(D) the principal amount of any Indebtedness that, in each case, has been converted into or exchanged for Equity Interests in the Issuer (other than Excluded Equity); plus

(E) $100.0 million.

(c) The foregoing provisions will not prohibit:

(i) the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

(ii) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any direct or indirect parent of the Issuer, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”); (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock; and (c) if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted pursuant to this Section 3.8 and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Issuer or any direct or indirect parent of the Issuer) in an aggregate amount no greater than the Unpaid Amount;

(iii) the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Issuer or any direct or indirect parent of the Issuer to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of the Issuer or any direct or indirect parent of the Issuer held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer or their estates, heirs, family members, spouses or former spouses, domestic partners or former domestic partners, or permitted transferees (including for all purposes of this clause (iii), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses, domestic partners or former domestic partners, or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause (iii) shall not exceed $25.0 million in any fiscal year;

(iv) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) and the declaration and payment of dividends to the Issuer or any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, a Guarantor would be able to incur $1.00 of Guaranteed Ratio Debt and (B) the aggregate amount of dividends declared and paid pursuant to this clause (iv) does not exceed the net cash proceeds actually received by the Issuer from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock;

(v) Restricted Payments that are made with Excluded Contributions;

(vi) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (vi) not to exceed in any fiscal year, $150.0 million;

(vii) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Indenture;

(viii) the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(ix) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (ix) not to exceed 6.0% of Market Capitalization; and

(x) Restricted Payments constituting the distribution of Collateral pursuant to the last paragraph of this Section 3.8(c),

provided, however, that at the time of, and after giving effect to, any Restricted Payment otherwise permitted under clauses (iii), (vi) and (ix)of this Section 3.8(c) no Default or Event of Default, in each case shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of this Section 3.8, if any Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above, the Issuer may divide and classify such Restricted Payment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any Restricted Payment so long as the Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Notwithstanding anything to the contrary in this Section 3.8, neither the Issuer nor any Subsidiary may make any Restricted Payment constituting the distribution of any Collateral unless such Restricted Payment is not prohibited by Section 3.5.

SECTION 3.9. Limitation on PropCo and PropCo Subsidiaries. PropCo and each PropCo Subsidiary shall not form any Subsidiaries, make any investments in any other Person, hold any assets other than Real Estate Collateral or have any operations, in each case other than (i) acquiring and holding the Real Estate Collateral (including any Collateral contributed to or acquired by PropCo or any PropCo Subsidiary after the Issue Date), (ii) leasing or licensing Real Estate Collateral to the Issuer or its other Subsidiaries, collecting rent or other payments in respect of such leasing or licensing, or otherwise operating such Real Estate Collateral in the ordinary course of business, (iii) distributing the cash proceeds of such leasing or licensing to the Issuer or any of its Subsidiaries, (iv) exercising its rights and performing its obligations under the Parity Lien Documents and any other documentation with respect to any Indebtedness and Liens permitted to be incurred under this Indenture, (v) maintaining its legal existence, (vi) issuing equity interests to its parent company, (vii) investments in any PropCo Subsidiary not prohibited by this Indenture, (vi) participating in tax, accounting and other administrative matters, (vii) providing indemnification to officers, directors, employees or similar persons, (viii) incurring Indebtedness or Liens not prohibited by this Indenture, (ix) entering into any agreements with respect to, and consummating, any Asset Dispositions and applying the proceeds thereof, in each case, that are not prohibited by this Indenture, (x) entering into any merger or consolidation, to the extent not prohibited under Article IV and (xi) activities incidental to the foregoing businesses, activities or operations.

SECTION 3.10. Suspension of Certain Covenants.

(a) If on any date the Notes have an Investment Grade Rating from at least two of the Rating Agencies and no Default or Event of Default has occurred and is continuing under this Indenture, then, beginning on that day and subject to this Section 3.10, Sections 3.8 and 3.13 in this Indenture will be suspended (collectively, the “Suspended Covenants”). The period during which such covenants shall be suspended pursuant to this Section 3.10 is called the “Suspension Period.” The Issuer shall notify the Trustee of the continuance and termination of any Suspension Period.

(b) In the event that the Issuer and its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of Section 3.10(a) and, subsequently, one of the Rating Agencies withdraws its ratings or downgrades the rating assigned to the Notes so that the Notes no longer have Investment Grade Ratings from two Rating Agencies or a Default or Event of Default occurs and is continuing, then the Issuer and its Subsidiaries will, from and after such date (the “Reinstatement Date”), again be subject to the Suspended Covenants. Notwithstanding the foregoing and any other provision of this Indenture, the Notes or the Guarantees, no Default or Event of Default shall be deemed to exist under this Indenture, the Notes or any Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of the Subsidiaries shall bear any liability with respect to the Suspended Covenants for, (a) any actions taken or events occurring during a Suspension Period (including without limitation any agreements, Liens, preferred stock, obligations (including Indebtedness), or of any other facts or circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period), or (b) any actions required to be taken at any time pursuant to any contractual obligation entered into during a Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

(c) In the event of any reinstatement of the Suspended Covenants, all Indebtedness incurred during the Suspension Period will be classified as having been Incurred pursuant to clause (c) of Section 3.13 and all Restricted Payments made after such reinstatement will be calculated as though the limitations under Section 3.8 had been in effect prior to, but not during, the Suspension Period. The Trustee shall have no obligation to independently determine or verify if a Suspended Covenant has occurred or notify the holders of the continuance and termination of any Suspension Period, or the occurrence of a Reinstatement Date. The Issuer shall provide written notice to the Trustee of the occurrence of any Reinstatement Date. The Issuer shall provide a copy of any such notice to any Holder of Notes upon request.

SECTION 3.11. Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs, except as provided in Section 3.11(c) or unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 5.7, the Issuer will make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to at least 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following the date of any Change of Control Repurchase Event, or, at the Issuer’s option, prior to any Change of Control Repurchase Event but after the public announcement of the Change of Control Repurchase Event, we will be required to mail (or in the case of holders of book-entry interests, transmit electronically in accordance with the applicable procedures of DTC) a notice to Holders with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the date or dates specified in the notice (each a “Change of Control Payment Date”), which date or dates will be no earlier than 10 days and no later than 60 days from the date such notice is so mailed or transmitted (subject to the next succeeding sentence), pursuant to the procedures required by this Indenture and described in such notice. The notice shall state, if so mailed or transmitted prior to the date of consummation of the Change of Control Repurchase Event, that the offer to repurchase the Notes is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date specified in the notice; provided that if a conditional Change of Control Offer is made, the Change of Control Payment Date may be delayed, in the Issuer’s discretion, until such time as such Change of Control Repurchase Event shall have occurred, or if such Change of Control Repurchase Event shall not have occurred by the applicable Change of Control Payment Date (whether the original Change of Control Payment Date or the Change of Control Payment Date so delayed), then such Change of Control Offer may be rescinded by the Issuer.

(b) The Issuer shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws, rules or regulations conflict with this Section 3.11 and Section 7 of the Notes, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.11 or Section 7 of the Notes by virtue of such conflicts and compliance with law.

(c) On each Change of Control Payment Date, the Issuer shall, to the extent lawful:

(i) accept for purchase all Notes or portions of Notes properly tendered (and not properly withdrawn) pursuant to the Change of Control Offer on or prior to such date;

(ii) deposit by 11:00 a.m. New York City time with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered (and not properly withdrawn) and accepted for purchase by the Issuer on or prior to such date; and

(iii) deliver or cause to be delivered to the Trustee (if not previously delivered to the Trustee by the Holders) the Notes accepted for purchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

(d) The Paying Agent shall promptly mail (or in the case of holders of book-entry interests, transmit electronically in accordance with the applicable procedures of DTC) to each Holder of Notes properly tendered (and not properly withdrawn) and accepted for purchase by the Issuer, the Change of Control Payment for the Notes, and the Trustee, upon receipt of an Issuer Order, shall promptly authenticate and mail to each Holder a new Note (or in the case of book-entry interests cause to be transferred by book-entry an interest in the applicable global note) equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal denomination of $2,000 or an integral multiple of $1,000 in excess thereof.

(e) Notwithstanding anything to the contrary in this Section 3.11, the Issuer shall not be required to make a Change of Control Offer Repurchase Event to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Issuer, and such third party purchases all Notes properly tendered (and not properly withdrawn) under its offer.

SECTION 3.12. Reports.

(a) So long as any Notes are outstanding, whether or not the Issuer is then required to make any filings with the SEC, the Issuer shall furnish to the Trustee and to the Holders:

(1)

within 90 days after the end of each fiscal year, annual reports of the Issuer containing substantially all of the financial information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act (but only to the extent similar information was included or incorporated by reference in the offering memorandum with respect to the Initial Notes), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) audited financial statements prepared in accordance with GAAP;

(2)

within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Issuer containing substantially all of the financial information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Issuer had been a reporting company under the Exchange Act (but only to the extent similar information was provided or incorporated by reference in the offering memorandum with respect to the Initial Notes), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision); and

(3)

within ten Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act; provided, however, that no such current report or any information required to be contained in such report will be required to be furnished if the Issuer determines that such event, or any information with respect to such event which is not included in any report that is furnished, is not material to the Holders or the business, assets, operations, financial positions or prospects of the Issuer and its Subsidiaries, taken as a whole, and no such current report shall be required to contain any financial statement or document as an exhibit thereto or otherwise;

provided that all such reports required pursuant to clauses (1)-(3) above (i) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (ii) will not be required to contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K and (iii) will not be required to contain the separate financial information for guarantors contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC.

(b) The requirements of clause (a) of this Section 3.12 will be deemed satisfied if the information required thereby is publicly available on the SEC’s EDGAR system (or a successor thereto) within the applicable time periods specified in clause (a) of this Section 3.12.

(c) Notwithstanding any of the foregoing, the Issuer may satisfy the requirements of clause (a) of this Section 3.12 by providing the comparable financial information of any direct or indirect parent company of the Issuer, so long as (a) the Issuer is a Wholly Owned Subsidiary of such parent company and (b) such financial information is accompanied by a reasonably detailed explanation of the differences between the consolidated financial information of the Issuer, on the one hand, and the consolidated financial information of such parent company, on the other hand, unless the Issuer determines that such differences are not material to the interests of the Holders.

(d) To the extent any such information is not so filed or furnished, as applicable, within the time periods specified in clause (a) of this Section 3.12 and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured. The filing by the Issuer of such information and such reports with the SEC shall satisfy any requirement under this Indenture to furnish such reports to the Trustee and to Holders (it being understood that the Trustee shall have no responsibility to determine whether the Issuer has made such filings). In addition, to the extent not satisfied by the foregoing, the Issuer shall, for so long as any Notes are outstanding, furnish to the Trustee, the Holders, any securities analysts or prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e) The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates delivered pursuant to this Indenture). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with this Section 3.12 or with respect to any reports or other documents filed with the SEC or posted to or any website in accordance with the provisions of this Indenture.

SECTION 3.13. Limitation on Guarantor Indebtedness. The Issuer shall not permit any Guarantor to create, incur, assume, Guarantee, or otherwise become liable in respect of any Indebtedness, except:

(a) Parity Lien Obligations and/or Junior Lien Obligations incurred by any Secured Guarantor permitted to be secured pursuant to clause (a) of the definition of “Permitted Liens” (and, in each case, amendments, extensions, renewals, refinancings and replacements, in whole or in part, of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such amendment, extension, renewal, refinancing or replacement);

(b) Indebtedness represented by the Note Guarantees in respect of the Notes issued on the Issue Date;

(c) Indebtedness of any Guarantor existing on the Issue Date and amendments, extensions, renewals, refinancings and replacements, in whole or in part, of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such amendment, extension, renewal, refinancing or replacement);

(d) Indebtedness under Credit Facilities in an aggregate principal amount not to exceed the greater of (x) $1,500.0 million and (y) the Borrowing Base as of the applicable date of determination, and, in each case, any amendments, extensions, renewals, refinancings and replacements, in whole or in part, of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such amendment, extension, renewal, refinancing or replacement);

(e) Guarantees of Indebtedness; provided that the Indebtedness so Guaranteed would have been permitted to be incurred pursuant to this Section 3.13, assuming for purposes of this clause (e) that the Person incurring the Indebtedness so Guaranteed was subject to this Section 3.13;

(f) Permitted Indebtedness;

(g) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets (other than real property or fixtures constituting Real Estate Collateral as of the Issue Date) or to finance the acquisition of computer hardware or software or other information technology assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection therewith); provided that (i) such Indebtedness is incurred prior to or within twelve months after such acquisition or the completion of such construction or improvement and (ii) such Indebtedness shall not be incurred on or with respect to any assets that constitute or have become Real Estate Collateral;

(h) other Indebtedness in an aggregate principal amount, which when aggregated with all other outstanding Indebtedness incurred pursuant to this clause (h), does not at any one time outstanding exceed $60.0 million;

(i) Guaranteed Ratio Debt;

(j) Indebtedness supported by a letter of credit issued pursuant to the Revolving Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(k) Junior Lien Obligations in an aggregate principal amount, which when aggregated with all other outstanding Junior Lien Obligations incurred pursuant to this clause (k), does not at any one time outstanding exceed $150.0 million;

(l) reimbursement obligations incurred in respect of standby letters of credit issued in the ordinary course of business for the Issuer or any other Subsidiary so long as only the Issuer or any Guarantor (other than PropCo or any PropCo Subsidiary) is obligated to reimburse the issuer thereof in the case of any drawing;

(m) Indebtedness owing to the Issuer or any other Subsidiary; provided (x) that any Indebtedness of a Guarantor owing to the Issuer or any Subsidiary that is not a Guarantor shall be subordinated in right of payment to such Guarantor’s obligations under this Indenture and (y) any Indebtedness of a Secured Guarantor owing to the Issuer or any Unsecured Guarantor shall be unsecured;

(n) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; and

(o) Indebtedness in respect of Swap Agreements (other than Swap Agreements entered into for speculative purposes); provided that PropCo and any PropCo Subsidiary may not incur any Indebtedness in respect of any such Swap Agreement other than a Swap Agreement documenting interest rate swap transactions with respect to Indebtedness incurred or guaranteed by PropCo or any PropCo Subsidiary.

Notwithstanding the foregoing, PropCo may not, nor may any PropCo Subsidiary, incur or guarantee any Indebtedness pursuant to the foregoing clauses (a) – (o), other than (A) additional Parity Lien Obligations and/or Junior Lien Obligations incurred or guaranteed pursuant to clauses (a), (b), (h) and (o), in each case subject to compliance with Section 3.6, (B) Junior Lien Obligations incurred or guaranteed pursuant to clause (k), or (C) other Indebtedness incurred or guaranteed pursuant to clauses (l), (m) or (n) (and, in the case of each of clause (A), (B) and (C) of this sentence, any refinancings thereof that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such amendment, extension, renewal, refinancing or replacement)).

For purposes of this Section 3.13, in the event that any Indebtedness of a Guarantor meets the criteria of more than one of the clauses above, the Issuer, in its sole discretion, will classify, and may reclassify, such Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses, and the Indebtedness of a Guarantor may be divided and classified and reclassified into more than one of the types of Indebtedness of a Guarantor described above. In addition, for purposes of calculating compliance with this Section 3.13, in no event will the amount of any Indebtedness of a Guarantor be required to be included more than once despite the fact more than one Person is or becomes liable with respect to any related Indebtedness (for example, and for the avoidance of doubt, in the case where more than one Guarantor incurs Indebtedness or otherwise becomes liable for such Indebtedness, the amount of such Indebtedness shall only be included once for purposes of such calculations).

SECTION 3.14. Statement by Officers as to Default. When any Default or Event of Default has occurred and is continuing under this Indenture, the Issuer shall promptly, but no more than 20 Business Days following the date on which the Issuer receives notice thereof or otherwise becomes aware of such Default or Event of Default, as applicable, send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereto; provided that no such notice shall be required if such Default or Event of Default is cured or waived prior to the expiration of such 20 Business Day period.

SECTION 3.15. Master Leases and Other Leases.

Each of Kohl’s, Inc. and PropCo shall comply in all material respects with the terms of the Master Lease. Neither Kohl’s, Inc. nor PropCo shall amend or modify the economic or other material terms of the Master Lease in a manner that would be adverse to the interests of the Holders of the Notes in any material respect, nor amend or modify any other term of the Master Lease in a manner that would have a material adverse effect on the ability of the Trustee and/or Collateral Trustee to exercise their rights or remedies against the Collateral upon an Event of Default; provided that (x) any amendment or modification necessary to permit compliance with clause (ii) of the last sentence of Section 3.17 will be permitted and (y) any termination or surrender permitted in accordance with the next sentence will not be deemed an amendment or modification. Neither Kohl’s Inc. nor PropCo shall terminate or accept a surrender or termination of the Master Lease, except for a termination with respect to a particular site in connection with (a) an Asset Disposition not prohibited by Section 3.5 or (b) as expressly set forth in the Master Lease with respect to a Casualty Event or other casualty or condemnation. Kohl’s, Inc., PropCo or any PropCo Subsidiary shall not enter into any new lease with respect to any Designated Real Estate Asset (each, a “New Lease”) except in furtherance of a bona fide business purpose, and on substantially similar terms as the Master Lease (with such adjustments as applicable to account for the separation of the properties among the New Lease(s) and the Master Lease). In the event that any New Lease is executed in accordance with the terms of this Section 3.15, such New Lease shall be subject to the same provisions of this Indenture that apply to the Master Lease (including, for avoidance of doubt, this Section 3.15).

SECTION 3.16. Operation and Maintenance of Properties. Each of Kohl’s, Inc. and PropCo shall operate and maintain each Designated Real Estate Asset consistent in all material respects with the manner in which such Designated Real Estate Asset is operated and maintained as of the Issue Date, or otherwise consistent with customary industry practices, ordinary wear and tear, force majeure, and damage caused by casualty and condemnation excepted.

SECTION 3.17. Casualty or Condemnation.

Issuer shall promptly give the Collateral Trustee written notice of any (a) casualty or loss that would reasonably be expected to have a material adverse effect on the value of any Designated Real Estate Asset or (b) known actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Designated Real Estate Asset or any portion thereof. To the extent commercially reasonable under the circumstances, Issuer and PropCo will diligently pursue in all material respects all rights and remedies under any insurance policy, agreement or other document with respect to any compensation which Issuer or PropCo has determined by to be available to Issuer or PropCo in connection therewith. An amount equal to all Net Available Cash on account of any Casualty Event shall be applied, at the Issuer’s option, either (i) pursuant to the applicable provisions of the Master Lease or (ii) in accordance with Section 3.5(a)(iii) above as though such Net Available Cash from such Casualty Event was Net Available Cash from an Asset Disposition.

SECTION 3.18. Collateral

(a) On the Issue Date, the Issuer and each of the Guarantors will transfer all of the Designated Real Estate Assets to PropCo.

(b) The applicable Secured Guarantors shall: (x) (a) no later than 30 days after the Issue Date, execute and submit for recording, or cause to be executed and submitted for recording, a Mortgage and UCC-1 fixture filing statement on each Designated Real Estate Asset and use commercially reasonable efforts to have such Mortgage and UCC-1 fixture filing statement on each Designated Real Estate Asset recorded promptly thereafter to the extent the same have not been recorded within such 30-day period, (b) no later than 30 days after the Issue Date, deliver to the Collateral Trustee customary mortgage enforceability opinions with respect to each Designated Real Estate Asset and use commercially reasonable efforts to have such deliverables provided promptly thereafter to the extent the same have not been provided within such 30-day period, (c) no later than 60 days after the Issue Date, deliver to the Collateral Trustee title insurance commitments with respect to each Designated Real Estate Asset and use commercially reasonable efforts to have such deliverables provided promptly thereafter, to the extent the same have not been provided within such 60 day period and (d) in the case of Holdings, grant and perfect a pledge of 100% of the Equity Interests of PropCo no later than 5 Business Days after the Issue Date, and (y) within 120 days following the Issue Date, or promptly thereafter using commercially reasonable efforts to the extent such deliverables are not provided within such 120 day period: (a) provide a lender’s title insurance policy and survey, each in the customary form for similar bond transactions with respect to each Designated Real Estate, (b) obtain any required consents from third parties and (c) have all security interests in the Designated Real Estate Assets duly created and enforceable and perfected, to the extent required by the security documents. The failure to satisfy the requirement set forth under clause (x)(a) and (b) above within 30 days after the Issue Date will result in a Default under this Indenture; however, to the extent the deliverables set forth in clause (x)(c) or (y) above are not or cannot be completed within the period specified above after the Issue Date after the use of commercially reasonable efforts to do so without undue burden or expense, then such actions must be completed as soon as is reasonably practicable thereafter using commercially reasonable efforts. For the avoidance of doubt, failure to satisfy the requirement set forth in clause (y) above after the use of commercially reasonable efforts without undue burden or expense to take certain actions with respect to the Collateral will not be a Default or Event of Default.

(c) The applicable provisions of Section 3.18(b) will apply, mutatis mutandis, to any Real Estate Asset that is acquired by PropCo or any PropCo Subsidiary after the Issue Date and included in the calculation of the Collateral Coverage Ratio in connection with any incurrence of Indebtedness, or the granting of any Lien, pursuant to Section 3.6 and/or 3.13, as applicable, except that references to the Issue Date shall be deemed to be references to the date such Real Estate Asset is first acquired by PropCo or such PropCo Subsidiary, as the case may be. In addition, Holdings or PropCo, as applicable, shall grant and perfect a pledge of (x) any additional Equity Interests of PropCo issued after the Issue Date or (y) any Equity Interests of any PropCo Subsidiary, in each case, no later than 5 Business Days after the issue date thereof.

SECTION 3.19. Limited Condition Transactions; Certain Compliance Calculations.

When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Dispositions), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreement for such Limited Condition Transaction is entered into (or, if applicable, the date of delivery of an irrevocable declaration of a Restricted Payment or similar event), or (b) in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or an analogous law) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (an “LCT Public Offer”) in respect of a target of a Limited Condition Transaction and, in each case, if, after giving effect to the Limited Condition Transaction on a pro forma basis and any actions or transactions related thereto (including acquisitions, investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Disposition) and any related pro forma adjustments, the Issuer or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued, assumed or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transaction related thereto (including acquisitions, investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Disposition) and (c) interest expense for purposes of any applicable calculation will be calculated using an assumed interest rate as reasonably determined by the Issuer.

For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA of the Issuer or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving effect to such Limited Condition Transaction on a Pro Forma Basis, including, for the avoidance of doubt, any Indebtedness or Liens to be incurred or assumed in connection with such Limited Condition Acquisition.

In connection with the Issuer’s or any of its Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness under any revolving Credit Facility, the Issuer may elect to treat all or any portion of such commitment (any such amount elected, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being incurred as of such election date, and (i) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under this Indenture, to be an Incurrence of additional Indebtedness or an additional Lien at such subsequent time and (ii) for purposes of all subsequent calculations under this Indenture, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding; provided that any such election may be revoked by the Issuer at any time, as long as such revocation would not result in a Default or Event of Default immediately after giving effect to such revocation.

ARTICLE IV.

CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 4.1. Consolidation, Merger or Sale of Assets.

(a) The Issuer shall not consolidate with or merge into any other Person or convey or transfer all or substantially all assets of the Issuer and its Subsidiaries, taken as a whole, to any Person that is not the Issuer or any of its Subsidiaries, unless:

(i) the Person formed by such consolidation or into which the Issuer is consolidated with or merged into or the Person which acquires by conveyance or transfer all or substantially all assets of the Issuer and its Subsidiaries, taken as a whole, shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Notes and the performance or observance of every covenant of this Indenture on the Issuer’s part to be performed or observed and shall, pursuant to a supplement to the Collateral Trust Agreement or any intercreditor agreement to which the Issuer is a party for the limited purposes set forth therein (and not as a Grantor), take such action as may be required to assume the obligations of the Issuer thereunder;

(ii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture and supplement to the Collateral Trust Agreement or any intercreditor agreement comply with this Article IV and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with; and

(iii) immediately after giving effect to such transaction, no Default or Event of Default, in each case, shall have occurred and be continuing.

(b) Unless the Note Guarantee of a Guarantor is permitted to be released in connection with such transaction pursuant to Section 10.2, no Guarantor shall consolidate with or merge into any other Person or convey or transfer all or substantially all assets of such Guarantor to any Person unless:

(i)	the other Person is another Guarantor, or

(ii)

(1) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes by a supplemental indenture all of the obligations of the Guarantor under its Note Guarantee, this Indenture and the Security Documents (in the case of a Secured Guarantor), as applicable, and, in the case of a Secured Guarantor shall pursuant to supplements to the Security Documents take such action as may be required to assume the obligations of such Secured Guarantor thereunder and maintain the perfection of the Liens securing the Parity Lien Obligations and (2) immediately after giving effect to the transaction, no Default or Event of Default, in each case, shall have occurred and be continuing; and

(iii)	the transaction is not prohibited under Section 3.5; and

(iv)

the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article IV and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Notwithstanding anything to the contrary in this Section 4.1, while PropCo or any PropCo Subsidiary holds any Collateral, it shall not merge, consolidate or transfer all of substantially all of its assets to the Issuer of any of its Subsidiaries other than PropCo or a PropCo Subsidiary.

SECTION 4.2. Successor Corporation Substituted.

Upon any consolidation or merger, or any conveyance or transfer of all or substantially all of the Issuer’s properties and assets in accordance with the provisions of Section 4.1, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such conveyance or transfer is made will succeed to, and be substituted for, the Issuer with the same effect as if the successor corporation had been named as the Issuer, and the predecessor shall be released from all obligations and covenants under this Indenture and the Notes. In the event of any such conveyance or transfer, the Issuer as the predecessor may be dissolved, wound up and liquidated at any time thereafter.

ARTICLE V.

REDEMPTION OF NOTES

SECTION 5.1. Notices and Opinions to Trustee.

(a) If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 5.7, it must furnish to the Trustee, at least 10 days (or such shorter period as acceptable to the Trustee) but not more than 60 days before a date fixed for redemption (the “Redemption Date”) (or such longer period permitted by Section 5.3(a), an Officer’s Certificate setting forth:

(i) the clause of this Indenture pursuant to which the redemption shall occur;

(ii) the Redemption Date;

(iii) the principal amount of Notes to be redeemed; and

(iv) the redemption price.

If the redemption price is not known at the time such notice is to be given, the actual redemption price shall be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two (2) Business Days prior to the redemption date.

SECTION 5.2. Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, as certified to the Trustee by the Issuer, and by lot, in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and such Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part.

SECTION 5.3. Notice of Redemption.

(a) At least 10 days but not more than 60 days before a Redemption Date, the Issuer shall send or cause to be sent, by electronic delivery (in the case of book-entry interests) or by first class mail postage prepaid, a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered electronically (in the case of book-entry interests) or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII or XI.

(b) The notice will identify the Notes (including the CUSIP or ISIN number) to be redeemed and will state:

(i) the Redemption Date;

(ii) the redemption price;

(iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(ix) any conditions to redemption.

(c) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the Redemption Date. On and after the Redemption Date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

(d) At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at their expense; provided, however, that the Issuer has delivered to the Trustee, at least five (5) Business Days (or such shorter period as may be agreed to by the Trustee) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 5.3, an Officer’s Certificate requesting that the Trustee give such notice, which shall include a form of the notice setting forth the information provided in the preceding paragraphs of this Section 5.3.

SECTION 5.4. Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 5.3, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (subject to any conditions set forth in such notice and the provisions of this Section 5.4 below). Notice of redemption may, at the Issuer’s option and discretion, be subject to the satisfaction of any conditions precedent contained in such notice of redemption. Notice of any redemption of the Notes may be subject to the satisfaction (or waiver by the Issuer in the Issuer’s discretion) of any conditions precedent to such redemption specified in the applicable notice. If such redemption is subject to satisfaction of one or more conditions precedent, the Redemption Date may be delayed, in the Issuer’s discretion, until such time as any or all such conditions shall be satisfied (or waived by the Issuer in the Issuer’s discretion), or such redemption may not occur and the notice of redemption may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in the Issuer’s discretion) by the applicable Redemption Date (whether the original Redemption Date or the Redemption Date so delayed). The Issuer shall provide written notice to the Trustee, as promptly as practicable prior to the scheduled redemption date if any such redemption has been rescinded or delayed, and upon receipt thereof, together with an Officer’s Certificate delivered pursuant to this Indenture, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

SECTION 5.5. Deposit of Redemption Price. Prior to 11:00 a.m. (Eastern Time) on the redemption date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest if any, on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest if any, on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 5.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Issuer Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 or integral multiple of $1,000 in excess thereof.

SECTION 5.7. Optional Redemption.

(a) At any time, and from time to time, prior to June 1, 2027, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to (1) 100% of the principal amount of the Notes to be redeemed, plus (2) the greater of:

(i) 1.00% of the principal amount of the Notes to be redeemed; and

(ii) the excess (if any) of:

(A) the present value at such Redemption Date of (1) the redemption price of the Notes at June 1, 2027 (such redemption price being set forth in the table under clause (d) below) plus (2) all required interest payments due on the Notes through June 1, 2027 (excluding interest paid prior to the Redemption Date and accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(B) the principal amount of the Note,

plus, (3) accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

In the event of any redemption pursuant to this clause (a), the Issuer shall calculate or cause the calculation of the redemption price, and the Trustee shall have no duty to calculate or verify the calculation thereof.

(b) At any time prior to June 1, 2027, the Issuer may on one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 110.000% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) in an aggregate principal amount of up to the amount of net cash proceeds received by or contributed to the Issuer from one or more Equity Offerings; provided that (i) at least 60% of the aggregate principal amount of Notes originally issued under this Indenture (including Additional Notes but excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption, and (ii) notice of such redemption is given within 120 days of the date of the closing of such Equity Offering. The Trustee shall select the Notes to be redeemed in the manner described under Sections 5.1 through 5.6.

(c) Except pursuant to paragraphs (a), (b), and (e) of this Section 5.7, the Notes may not be redeemed at the Issuer’s option prior to June 1, 2027.

(d) On or after June 1, 2027, the Issuer may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable Redemption Date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2027	105.000%
2028	102.500%
2029 and thereafter	100.000%

(e) In addition, in connection with any tender offer for all of the outstanding Notes at such time, including, without limitation, any Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such a tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to the Holders and the Trustee, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender, consent or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the applicable Redemption Date.

(f) Unless the Issuer defaults in the payment of the redemption price, on and after the Redemption Date (whether the original Redemption Date or the Redemption Date so delayed), interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date. On or prior to any Redemption Date, the Issuer shall deposit with the paying agent money sufficient to pay the redemption price of, and accrued and unpaid interest to, but not including, the Redemption Date, on the Notes to be redeemed on such Redemption Date. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee by lot or another method in accordance with the applicable procedures of DTC.

(g) Any redemption pursuant to this Section 5.7 shall be made pursuant to the provisions of Sections 5.1 through 5.6.

SECTION 5.8. Mandatory Redemption. The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. The Issuer may from time to time, in its sole discretion, acquire the Notes by means other than redemption whether by tender offer, open market purchases, privately negotiated transactions or otherwise, in accordance with applicable securities laws.

ARTICLE VI.

DEFAULTS AND REMEDIES

SECTION 6.1. Events of Default.

(a) Each of the following is an “Event of Default”:

(i) default in any payment of interest on any Note when due and payable, continued for 30 days;

(ii) default in payment of principal of, or premium, if any, on, the Notes at maturity or when otherwise due and payable;

(iii) (a) failure to comply for 90 days after written notice by the Trustee or by the Holders of 25% in principal amount of the outstanding Notes (with a copy to the Trustee, if given by such Holders) with any agreement or obligation for the benefit of the Holders of the Notes contained in this Indenture (other than the agreements and obligations described in clause (b) below) or (b) failure to comply with any agreement or obligation for the benefit of the holders of the Notes under Section 3.18(b), in the case of this clause (b) to the extent such failure to comply affects in any material respect the enforceability, validity, perfection or priority of the Liens on a material portion of the Collateral;

(iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Significant Subsidiaries) other than Secured Indebtedness owed to the Issuer or a Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(A) is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or

(B) results in the acceleration of such Indebtedness prior to its stated final maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness for which there has been a payment default or the maturity of which has been so accelerated and, in each case, remains unpaid, aggregates to $100.0 million or more;

(v)

the entry of an order for relief in respect of any petition filed against any of the Issuer or a Significant Subsidiary under any Bankruptcy Code, or the entry of a decree or order by a court having competent jurisdiction in the premises in respect of any petition filed or action taken against the Issuer or a Significant Subsidiary looking to reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future federal or state statute, law or regulation, resulting in the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or a Significant Subsidiary or of any substantial part of its property, or resulting in the winding-up or liquidation of its affairs, all without the consent or acquiescence of the Issuer or a Significant Subsidiary, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days;

(vi)

the filing of a petition for relief under any Bankruptcy Code by any of the Issuer or a Significant Subsidiary, or the consent, acquiescence or taking of any action by any of the Issuer or a Significant Subsidiary in support of a petition filed by or against it looking to reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future federal or state statute, law or regulation, or the appointment, with the consent of the Issuer or a Significant Subsidiary, of any receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or a Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or a Significant Subsidiary in furtherance of any such action;

(vii)

failure by (x) the Issuer or any Significant Subsidiary (or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Subsidiaries) would constitute a Significant Subsidiary), or (y) any Secured Guarantor (regardless of whether such Person is a Significant Subsidiary), in each case, to pay final non-appealable judgments aggregating in excess of $100.0 million, other than to the extent any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgment becomes final and non-appealable, and if such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(viii)

(a) any Note Guarantee by a Guarantor that is a Significant Subsidiary or any Note Guarantee by Secured Guarantor (regardless of whether such Person is a Significant Subsidiary) ceases to be in full force and effect, other than in accordance with the terms of this Indenture or (b) a Guarantor that is a Significant Subsidiary or a Secured Guarantor (regardless of whether such Person is a Significant Subsidiary) denies or disaffirms its obligations under its Note Guarantee, other than in accordance with the terms thereof or upon release of such Note Guarantee in accordance with this Indenture; or

(ix)

(A) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Issuer or any Guarantor not to be, a valid and perfected Lien on any Collateral having an aggregate fair value of $25.0 million or more, with the priority required by the relevant Security Document, in each case for any reason other than (1) by reason of express release pursuant to the terms of this Indenture or the terms of any Security Document or (2) as a result of the sale or other disposition of the applicable Collateral to a Person in a transaction not prohibited under this Indenture, or (B) the Issuer or any Guarantor shall contest the validity or enforceability of its obligations under any Security Document in writing or deny in writing that it has any further liability under any Security Document to which it is a party.

(b) For the avoidance of doubt, a Default under Section 6.1(a)(ii) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuer (with a copy to the Trustee, if given by the Holders) of the Default and the Issuer does not cure such Default within the time specified in Section 6.1(a)(ii) after receipt of such notice.

SECTION 6.2. Acceleration.

(a) If an Event of Default (other than an Event of Default described in Section (v) or (vi) with respect to the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.1(a)(iv) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Event of Default or payment default triggering such Event of Default pursuant to Section 6.1(a)(iv) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if:

(i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) any other existing Events of Default, except nonpayment of principal, premium, if any, or interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(b) If an Event of Default described in Section 6.1(a)(v) or (vi) with respect to the Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their stated maturity, in each case, in respect of any Event of Default (including an Event of Default under Section 6.1(a)(v) or Section 6.1(a)(vi)) (each an “Acceleration Event”), the amount by which the then-applicable redemption price exceeds the principal amount of the Notes with respect to an optional redemption of the Notes pursuant to Section 5.7 (in each case, the “premium”), shall also be due and payable as though the Notes had been optionally redeemed in full at the time of such Acceleration Event and shall constitute part of the Notes Obligations payable to Holders of the Notes in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s loss as a result thereof. If the premium becomes due and payable, it shall be deemed to be principal of the Notes and interest shall accrue on the full principal amount of the Notes (including the premium) from and after the applicable Acceleration Event, including in connection with an Event of Default under Section 6.1(a)(v) or Section 6.1(a)(vi). Any premium payable above shall be presumed to be the liquidated damages (and not unmatured interest or penalty under the Bankruptcy Code) sustained by each Holder of the Notes as the result of the acceleration of the Notes and the Issuer and each Guarantor agree that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes (and/or this Indenture) are satisfied, released or discharged by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other similar means. THE ISSUER AND EACH GUARANTOR EXPRESSLY WAIVE (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer and each Guarantor expressly agree (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time the Acceleration Event occurs; (C) there has been a course of conduct between the Holders of the Notes and the Issuer and the Guarantors giving specific consideration in the issuance of the Notes for such agreement to pay the premium; and (D) the Issuer and Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer and each Guarantor expressly acknowledge that the agreement to pay the premium to the Holders of the Notes as herein described is a material inducement to the Holders to purchase the Notes.

(c) Any Default or Event of Default for the failure to comply with the time periods prescribed under Section 3.12, or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the filing, furnishing or delivery of any such report or document required by Section 3.12 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified herein.

(d) Notwithstanding any of the foregoing, any notice of Default, notice of acceleration or instruction to the Trustee and the Collateral Trustee, if applicable, to provide a notice of Default, notice of acceleration or take any other enforcement action (a “Noteholder Direction”) provided by any one or more Holders other than a Regulated Bank (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer, the Trustee and the Collateral Trustee, if applicable, that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default, shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. If the Holder is a clearing system or a common safekeeper or its nominee, any Position Representation required hereunder shall be provided by the clearing system or the common safekeeper or its nominee or by the beneficial owner of an interest in such global Note after delivery to the Trustee of appropriate confirmation of beneficial ownership satisfactory to the Trustee. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). The Trustee shall have no duty whatsoever to provide this information to the Issuer or to obtain this information for the Issuer. In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee or the Collateral Trustee, as applicable.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee and the Collateral Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee and the Collateral Trustee an Officer’s Certificate (a “Verification Covenant Officer’s Certificate”) stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant and neither the Trustee nor the Collateral Trustee shall take any further action pursuant to the related Noteholder Direction until the Issuer provides a subsequent Officer’s Certificate to the Trustee and the Collateral Trustee that such Verification Covenant has been satisfied (a “Covenant Satisfaction Officer’s Certificate”). Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and neither the Trustee nor the Collateral Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default; provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the Trustee and/or the Collateral Trustee which obligations shall continue to survive. For the avoidance of doubt, the foregoing requirements applicable to Noteholder Directions as defined above do not apply to any other directions given by Holders to the Trustee or the Collateral Trustee under the Note Documents.

Notwithstanding the above and for the avoidance of doubt, the Trustee and the Collateral Trustee (i) shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture or the Collateral Trust Agreement, as applicable, and shall not have any duty to monitor investigate, inquire or confirm the accuracy of a Position Representation or compliance with the Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction during the pendency of litigation or a Noteholder Direction after a Verification Covenant Officer’s Certificate has been provided to it but prior to receipt of a Covenant Satisfaction Officer’s Certificate and (ii) will be fully protected for any actions taken (or not taken) at the direction of the requisite percent of Holders under this Indenture even if a Holder’s holdings are later disregarded because of a breach of, or failure to comply with, the Position Representation or Verification Covenant. Neither the Trustee nor the Collateral Trustee shall have any liability or responsibility to the Issuer, any Holder or any other Person in connection with any Noteholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement.

Notwithstanding anything to the contrary in this Section 6.2(d), any Noteholder Direction delivered to the Trustee or the Collateral Trustee during the pendency of an Event of Default pursuant to Section 6.1(a)(v) or (vi) shall not require compliance with this Section 6.2(d).

SECTION 6.3. Other Remedies. If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper contractual remedy under this Indenture.

SECTION 6.4. Waiver of Past or Existing Defaults. The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, may waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), past or existing Defaults or Events of Default and its consequences under this Indenture except a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on a Note and rescind any acceleration with respect to the Notes and its consequences if such rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.5. Control by Majority. Subject to certain restrictions set forth herein and the Collateral Trust Agreement, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee pursuant to this Indenture or other Note Document or of exercising any trust or power conferred on the Trustee pursuant to this Indenture or other Note Document. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or the Notes or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of any Holder or that would involve the Trustee in personal liability (it being understood that the trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder); provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.6. Limitation on Suits. Subject to Section 6.7, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least 25% in principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(c) such Holders have offered in writing the Trustee security or indemnity satisfactory to the Trustee against any loss, liability, cost or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the contractual right expressly set forth in this Indenture of any Holder to receive payment of principal of, premium, if any, or interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest, if any, to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, compromise, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

(a) Subject to the provisions of the Collateral Trust Agreement, if the Trustee collects any money or property pursuant to this Article VI it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Collateral Trustee for amounts due to each of them under this Indenture and the other Note Documents;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, or premium, if any, and interest if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal of, or premium, if any, and interest respectively; and

THIRD: to the Issuer, or to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least fifteen (15) days before such record date, the Issuer shall send or cause to be sent to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VII.

TRUSTEE

SECTION 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Notes, the Security Documents and the Collateral Trust Agreement (in each case to which it is a party) and no others, and no implied covenants or obligations shall be read into this Indenture or other Note Document against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein). However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (e) of this Section 7.1.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. Neither the Trustee nor the Collateral Trustee shall be under any obligation to exercise any of its rights and powers under this Indenture or other Note Document at the request or direction of any Holders of Notes or pursuant to an Act of Required Parity Secured Parties (to the extent requiring a vote of any Holders), unless such Holders or Parity Lien Secured Parties (in the case of the Collateral Trustee) have offered, and if requested provided, to the Trustee and Collateral Trustee security or indemnity satisfactory to the Trustee and/or the Collateral Trustee, as the case may be, against the costs, losses, expenses that may be incurred by taking or not taking such action and liabilities which might be incurred by it in compliance with such request or direction. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2. Rights of Trustee. Subject to Section 7.1:

(a) The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, judgment, bond, debenture or any other document (whether in original or electronic form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Notwithstanding anything to the contrary contained herein, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officer’s Certificate, Opinion of Counsel, resolution of the Board of Directors of the Issuer, or other request, notice or direction delivered to it pursuant to the terms of this Indenture. The Trustee may consult with counsel of its selection and the written or verbal advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee an indemnity or security reasonably satisfactory to it against the losses, liabilities, costs and expenses that might be incurred by it in compliance with such request or direction.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each Paying Agent, Registrar or Custodian, the other agents and each other agent, custodian and Person employed to act hereunder; provided that the foregoing shall not be construed to impose upon such person the duties or standard of care (including any prudent person standard) of the Trustee.

(h) The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Issuer or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Trustee thereof by written notice of such event sent to the Trustee or the Corporate Trust Office in accordance with Section 13.1, and such notice references the Notes and this Indenture and states it is a “notice of default”. In the absence of such actual knowledge or such notice, the Trustee may conclusively assume that no such Default or Event of Default exists. Nothing herein shall require the Trustee to provide a notice to the Issuer in accordance with Section 6.1(a)(iii) absent a direction from Holders of a majority in principal amount of the Notes then outstanding (subject to the Trustee’s rights to be indemnified as provided hereunder).

(i) Subject to Section 7.1(a), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit.

(j) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(l) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officer’s Certificates, directions, requests, and any other matters or directions pursuant to this Indenture.

(m) In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(o) The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law.

(p) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred.

(q) The Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Issuer’s covenants in this Indenture or the financial performance of the Issuer; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Issuer is properly performing its duties hereunder.

SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any respective Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Custodian may do the same with like rights and duties. The Trustee is also subject to Sections 7.9 and 7.10. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Bonds.

SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any other Note Document, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to Holders a notice of the Default or Event of Default within 90 days after the occurrence of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of (or premium, if any, on) or interest, if any, on the Notes, the Trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders.

SECTION 7.6. Compensation and Indemnity.

(a) The Issuer shall pay to the Trustee and Collateral Trustee from time to time such compensation as mutually agreed to in writing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and Collateral Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. All amounts set forth in the separate fee letter entered into prior to the date hereof are deemed reasonable. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Trustee’s agents and counsel.

(b) The Issuer shall indemnify the Trustee and Collateral Trustee (which for purposes of this Section 7.6 shall include its officers, directors, employees, and agents) against any and all losses, damages, liabilities or expenses (including reasonable attorney’s fees and expenses and court costs) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Note Documents and the Collateral Trust Agreement, including the costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of enforcing this Indenture against the Issuer (including this Section 7.6) and defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The Trustee and Collateral Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee and Collateral Trustee to so notify the Issuer will not relieve the Issuer of its obligations hereunder. The Issuer shall defend any third party claim and the Trustee and Collateral Trustee shall cooperate in the defense. Each of the Trustee and Collateral Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without their consent, which consent will not be unreasonably withheld.

(c) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a) (v) or (vii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

(d) The Issuer’s obligations set forth in this Section 7.6 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee hereunder.

(e) To secure the Issuer’s payment obligations in this Section 7.6, the Trustee and Collateral Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or Collateral Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, the payment of the Notes and the resignation or removal of the Trustee.

SECTION 7.7. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.7.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.9;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.9, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 will continue for the benefit of the retiring Trustee.

SECTION 7.8. Successor Trustee by Merger. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.9. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

SECTION 7.10. Security Documents.

(a) By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee to execute and deliver the Collateral Trust Agreement and any other Security Document in which the Trustee is named as a party, including any Collateral Trust Agreement or Security Document executed after the Issue Date, and to appoint the Collateral Trustee to act on behalf of the Notes Secured Parties under the Collateral Trust Agreement and any other Security Document. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee is (i) expressly authorized to make the representations attributed to Holders in any such agreements and (ii) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Collateral Trust Agreement or any other Security Document, the Trustee shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(b) Whenever the Trustee is required or requested to deliver any direction to the Collateral Trustee under the terms of this Indenture, the Collateral Trust Agreement and any other Security Document in its capacity as Authorized Representative or otherwise, the Trustee shall do so in accordance with the provisions of this Indenture and shall be vested with the rights, privileges and immunities set forth in this Indenture.

(c) Upon the receipt by the Trustee or the Collateral Trustee of a written request of the Issuer signed by an Officer (a “Security Document Order”), the Trustee or the Collateral Trustee is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document, to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Trustee or the Collateral Trustee pursuant to, and is a Security Document Order referred to in, this Section 7.10, and (ii) instruct the Trustee or the Collateral Trustee to execute and enter into such Security Document. Any such execution of a Security Document, shall be at the direction and expense of the Issuer. The Holders, by their acceptance of the Notes, hereby authorize and direct the Trustee or the Collateral Trustee to execute such Security Documents. The Trustee or the Collateral Trustee shall not be obligated to execute and enter into any Security Documents or amendment or supplement thereto that, in reasonable judgment of the Trustee or the Collateral Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee.

ARTICLE VIII.

DEFEASANCE AND DISCHARGE PRIOR TO MATURITY

SECTION 8.1. Option to Effect Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.2 or 8.3 applied to all outstanding Notes upon compliance with the conditions set forth in this Article VIII.

SECTION 8.2. Defeasance and Discharge. The Issuer may elect, at any time, to fully discharge all or any specified portion of the Issuer’s and the Guarantors’ obligations, and the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the Notes or, at the Issuer’s option, any specified payment obligation and to have satisfied all of the Issuer’s and the Guarantors’ other obligations under the Notes, the Note Guarantees, this Indenture and the Security Documents insofar as the Notes are concerned (and all Note Guarantees, and Liens on the Collateral securing the Notes and the Note Guarantees, shall be released and terminated) (and the Trustee and the Collateral Trustee, as applicable, at the expense of the Issuer, shall execute instruments as reasonably requested by the Issuer acknowledging the same) (“Defeasance”), subject to the following which will survive until otherwise terminated or discharged under this Indenture:

(a) the rights of Holders of outstanding Notes to receive payments in respect of all or any defeased portion of the principal of and any premium and/or interest on the Notes when payments are due;

(b) the Issuer’s obligations under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9 and 3.2;

(c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Collateral Trustee hereunder and Collateral Trust Agreement; and

(d) this Article VIII.

SECTION 8.3. Conditions to Defeasance. In order to exercise Defeasance under this Section 8.3:

(a) the Issuer shall have irrevocably deposited or caused or directed to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, and which shall be applied by the Trustee to pay and discharge, all or any specific portion of the principal of and any premium and interest on the Notes on the respective interest payment date and/or stated maturities, in accordance with the terms of this Indenture and the Notes;

(b) the Issuer shall have advised the Trustee in writing of the payment or payments of the Notes to which such deposit is to be applied;

(c) the Issuer shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee stating that,

(i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders or beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Defeasance, and will be subject to U.S. federal income Tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

(d) such Defeasance shall not result in the trust arising from any such deposit constituting an investment company within the meaning of the Investment Company Act, unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder; and

(e) the Issuer shall have delivered to each of the Trustee and Collateral Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to Defeasance have been complied with.

Upon compliance with the foregoing, the Trustee shall execute instrument(s) as reasonably requested by the Issuer acknowledging the Defeasance of all of the Issuer’s and the Guarantors’ obligations under the Notes. Such Defeasance shall be effective on and after the date that the conditions set forth in clauses (a) through (e) above are satisfied.

SECTION 8.4. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

The Trustee shall, subject to the provisions of this Indenture, hold in trust any money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.3, and any money received by the Trustee as payment of principal or interest in respect of such U.S. Government Obligations, and shall apply all money, in accordance with the provisions of the Notes and this Indenture, to the payment, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such deposit (including any money to be received by the Trustee as principal or interest in respect of such U.S. Government Obligations) was made with the Trustee; provided, however, that, if the Trustee shall at any time hold in trust pursuant to this Section 8.4, as a result of a deposit made pursuant to this Article VIII, any money in excess of the amount required to make the payments to which such deposit (including any money to be received by the Trustee as principal or interest in respect of any U.S. Government Obligations included within such deposit) was to be applied, the Trustee shall, upon the Issuer’s request, pay to the Issuer such excess money.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.3 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.5. Repayment to the Issuer. Subject to applicable escheatment laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article VIII with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes from which the Issuer and the Guarantors’ have been discharged or released pursuant to Section 8.2 shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 8.4 with respect to such Notes in accordance with this Article VIII; provided, however, that if the Issuer or any Guarantor makes any payment of principal of, or any premium or interest on, any such Note following the reinstatement of their obligations, the Issuer or such Guarantor shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust by the Trustee or Paying Agent.

ARTICLE IX.

AMENDMENTS

SECTION 9.1. Without Consent of Holders. Notwithstanding Section 9.2 of this Indenture, the Issuer and the Trustee (together with any other party whose consent is required pursuant to the Collateral Trust Agreement or the Security Documents) may amend, supplement or otherwise modify the Note Documents without the consent of any Holder (and, upon request from the Issuer, the Trustee shall request that the Collateral Trustee enter into any such amendment, supplement or other modification to the applicable Collateral Trust Agreement or Security Documents) to:

(i) cure any ambiguity, omission, mistake, defect, error or inconsistency;

(ii) provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under any Note Document;

(iii) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that any uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code);

(iv) add to the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Subsidiary;

(v) make any change that does not adversely affect in any material respect the rights of any Holder;

(vi) at the Issuer’s election, comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA, if such qualification is required;

(vii) make such provisions as are necessary (as determined in good faith by the Issuer) for the issuance of Additional Notes permitted to be incurred in accordance with Section 3.6 and Section 3.13;

(viii) provide for any Subsidiary of the Issuer or any other Person to provide a Note Guarantee, to add Note Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture, the Collateral Trust Agreement or the other Security Documents, as applicable;

(ix) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or Collateral Trustee pursuant to the requirements hereof, or to provide for the accession by the Trustee or the Collateral Trustee to any Note Document or evidence and provide for the acceptance and appointment under the Collateral Trust Agreement or other Security Document of a successor party thereto pursuant to the requirements thereof;

(x) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law, and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes in any material respect;

(xi) mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Trustee for its benefit and the benefit of the Trustee, the Holders of the Notes and the holders of any other Parity Lien Obligations, as additional security for the payment and performance of all or any portion of the Parity Lien Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Trustee pursuant to this Indenture, any of the Collateral Trust Agreement, the other Security Documents or otherwise;

(xii) provide for the release of Collateral from the Lien, or the subordination of such Lien, pursuant to this Indenture, the Collateral Trust Agreement or other Security Document when permitted or required by this Indenture, the Collateral Trust Agreement or other Security Document;

(xiii) (i) secure, or provide for intercreditor arrangements with respect to, any future Parity Lien Debt, Parity Lien Obligations or any future Junior Lien Obligations to the extent permitted under this Indenture and the Security Documents, (ii) join any party to any Collateral Trust Agreement to the extent permitted or required by the terms thereof or by the terms of this Indenture or any other Parity Lien Document or (iii) to supplement any schedules to any Security Document to the extent permitted or required by the terms thereof or by the terms of this Indenture or any other Parity Lien Document;

(xiv) comply with the rules of any applicable securities depositary; or

(xv) conform the text of this Indenture, any Note Guarantee, the Notes or any other Note Document to any provision of the “Description of Notes” section of the offering memorandum with respect to the offering of the Initial Notes as evidenced by an Officer’s Certificate.

SECTION 9.2. With Consent of Holders.

(a) Except as provided in Section 9.1 and Section 9.2(b), the Issuer and the Trustee may amend, supplement or otherwise modify the Note Documents (and, in the case of the Collateral Trust Agreement or other Security Document, upon a written request from the Issuer, the Trustee shall request that the Collateral Trustee enter into any such amendment, supplement or other modification), with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and issued under this Indenture (including consents obtained in connection with a purchase of or tender offer for such Notes) (in addition to any other consents required under the terms of the Collateral Trust Agreement or the other Security Documents from the parties thereto), and any Default or Event of Default thereunder or compliance with any provision of the Note Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of or tender offer for such Notes).

(b) Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not, with respect to any such Notes held by a non-consenting Holder:

(i) reduce the principal amount of such Notes whose Holders must consent to an amendment;

(ii) reduce the stated rate of or extend the stated time for payment of interest on any such Note;

(iii) after the occurrence of a Change of Control Repurchase Event, amend, change or modify in any material respect the obligation of the Issuer to make and consummate such Change of Control Offer;

(iv) reduce the principal of, or extend the Stated Maturity of, any such Note;

(v) reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed to an earlier time, in each case as set forth in Section 5.7; provided that this Section 9.2 shall not apply to changes to any requirements to give notice by a certain time;

(vi) make any such Note payable in currency other than that stated in such Note;

(vii) make any change in the contractual right expressly set forth in this Indenture of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor, or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(viii) waive a Default or Event of Default with respect to the nonpayment of principal, premium, if any, or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration); or

(ix) make any change in the amendment or waiver provisions which require the Holders’ consent described in clauses (i) – (viii) above.

In addition, without the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (a) release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents with respect to the Notes (other than in accordance with the terms of Collateral Trust Agreement or other Security Documents as in effect on the Issue Date or as otherwise provided in Section 12.3) or (b) change or alter the priority of the Liens securing the Notes in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than as provided under the terms of this Indenture, the Collateral Trust Agreement or the other Security Documents.

It shall not be necessary for the consent of the Holders under this Indenture to approve the particular form of any proposed amendment of any Note Document, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment under this Indenture by any Holder of Notes given in connection with a tender or other purchase of such Holder’s Notes will not be rendered invalid by such tender or other purchase.

SECTION 9.3. Action by Beneficial Owners.

Notwithstanding anything herein or in any Security Document to the contrary, any written instrument executed by any Person which (a) certifies that they are a beneficial owner of the Notes, (b) also includes a certification from a DTC participant that such Person is a beneficial owner of the Notes, and (c) indicates that such Person has consented to or approved, or provided direction to the Trustee or Collateral Trustee with respect to, any matter under this Indenture or any Security Document (including, without limitation, those provisions of this Indenture or any Security Document which expressly provide for such consent, approval, or direction and those provisions pursuant to which the Trustee or Collateral Trustee is entitled to seek direction or instruction from the Holders) shall constitute binding and conclusive evidence for all purposes under this Indenture and the Security Documents of the consent, approval or direction of such Person, upon which the Trustee and Collateral Trustee and the Issuer and Guarantors will be entitled to conclusively rely without further investigation. For avoidance of doubt, if any such written instrument is delivered to the Issuer, the Trustee and/or the Collateral Trustee, no evidence of consent, approval, or direction obtained from DTC pursuant to DTC’s ATOP procedures, demand/dissent letter procedures, or any other applicable procedures of DTC will be required in order for such consent, approval, or direction provided by such Person to be effective for all purposes under this Indenture and the Security Documents.

SECTION 9.4. Revocation and Effect of Consents and Waivers. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent or waiver as to such Holder’s Note or portion of its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms, and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Section 9.4, or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.5. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuer Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6. Trustee to Sign Amendments. Upon the request of the Issuer, and upon the filing with the Trustee of evidence of the consent of the required Holders of Notes as aforesaid in Section 9.2, if such consent of the Holders of Notes is required, and upon receipt by the Trustee of the documents described in this Section 9.6 and Section 13.3, the Trustee shall join (or, if applicable and requested in writing by the Issuer in the case of any amendment, supplement or other modification to any Collateral Trust Agreement or other Security Document, request that the Collateral Trustee join) with the Issuer and the Guarantors, if applicable, in the execution of any amended or supplemental indenture or amendment, supplement or other modification to any Note Document unless such amended or supplemental indenture or amendment or supplement to any Note Document adversely affects the Trustee’s own rights, duties or immunities under any Note Document or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or amendment, supplement or other modification to any Note Document. After an amendment or supplement under Section 9.2 becomes effective, the Issuer shall deliver, or cause to be delivered, to Holders a notice briefly describing such amendment or supplement. The failure to deliver such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under Section 9.2. In executing any amended or supplemental indenture or amendment to other Note Documents (or requesting the Collateral Trustee to enter into any such amendment), the Trustee shall receive and (subject to Sections 7.1 and 7.2) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 13.3, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other amendment to such Note Document is authorized or permitted by this Indenture and any applicable Note Document, and is valid, binding and enforceable against the Issuer or any Guarantor, as the case may be, in accordance with its terms. In requesting that the Collateral Trustee join in executing any amendment or supplement to any Note Document, the Trustee shall receive and (subject to Sections 7.1 and 7.2) shall be fully protected in conclusively relying upon, such certificates as are required by Sections 7.1 and/or 7.2 of the Collateral Trust Agreement.

ARTICLE X.

GUARANTEE

SECTION 10.1. Guarantee. Subject to the provisions of this Article X, each Guarantor hereby fully, unconditionally and irrevocably guarantees (the “Note Guarantees”), as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, the Trustee and the Collateral Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes, fees, expenses, indemnities and all other Obligations and liabilities of the Issuer under this Indenture (including without limitation interest accruing after the filing of any petition or application in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). For the avoidance of doubt, as of the date of this Indenture, the Secured Guarantors are not Revolving Credit Facility Loan Parties.

To evidence its Note Guarantee set forth in this Section 10.1, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in this Section 10.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations, and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

Except as set forth in Section 10.2, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever, or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired, or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) subject to Section 9.2, any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) subject to Section 10.2(b), the release of any security held by any Holder for the Guaranteed Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 10.2, Article VIII or Article XI. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest, if any, on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy, insolvency or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee on behalf of itself, the Holders and the Collateral Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing, and (ii) accrued and unpaid interest, if any, on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition or application in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of the Note Guarantee.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee, the Collateral Trustee or the Holders in enforcing any rights under this Section 10.1.

SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount that would, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, not render the obligations of such Guarantor under its Note Guarantee subject to avoidance under applicable law as a fraudulent conveyance, fraudulent transfer or unjust preference, including provisions of the Bankruptcy Code.

(b) Any Note Guarantee of a Guarantor shall be automatically released immediately:

(i) upon the consummation of any transaction not prohibited by this Indenture (including by way of sale, disposition or other transfer of Equity Interests of such Guarantor or merger, consolidation, liquidation or dissolution) that results in such Guarantor ceasing to be a Subsidiary of the Issuer;

(ii) except for a Subsidiary that continues to Guarantee any other then outstanding Series of Parity Lien Obligations or Junior Lien Obligations, in connection with any sale, disposition or other transfer of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation), if the sale, disposition or other transfer is made in compliance with this Indenture;

(iii) upon the release of such Subsidiary’s Guarantee of the Revolving Credit Facility and of each other then-outstanding Series of Parity Lien Obligations, Junior Lien Obligations or Indebtedness in an aggregate principal amount in excess of $100.0 million of that Guarantor (other than with respect to the Secured Guarantors); and

(iv) upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, on, the Notes.

In addition to the foregoing, the Note Guarantees of all Guarantors will be released upon a Defeasance of this Indenture in accordance with Article VIII or Satisfaction and Discharge of this Indenture in accordance with Article XI.

SECTION 10.3. Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under its Note Guarantee, such Guarantor shall be entitled to seek and receive contribution from and against the Issuer or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall, in no respect, limit the obligations and liabilities of each Guarantor to the Trustee and the Holders, and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

ARTICLE XI.

SATISFACTION AND DISCHARGE

SECTION 11.1. Satisfaction and Discharge. This Indenture (including the Notes and the Note Guarantees) will cease to be of further effect as to the Notes (this being referred to herein as “Satisfaction and Discharge”) (except as to any surviving rights of registration of transfer of Notes expressly provided for in this Indenture and any rights to receive payments of interest on the Notes and rights of the Trustee to compensation, reimbursement and indemnification and the Issuer’s obligations with respect thereto expressly provided for herein)

and all Note Guarantees, and all Liens on the Collateral securing the Notes and the Note Guarantees, will be released and terminated, and the Trustee, on demand of and at the Issuer’s expense, will execute instruments as reasonably requested by the Issuer acknowledging Satisfaction and Discharge, when:

(a) either:

(i) all Notes that have been authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid, and (B) Notes for whose payment money has been either deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust or paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws) have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been so delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of the notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused or directed to be irrevocably deposited with the Trustee, as trust funds in trust for this purpose, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient to pay and discharge, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, and which shall be applied by the Trustee to pay and discharge, the entire Indebtedness on the Notes not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued and unpaid interest, if any, to, but not including, the date of such deposit (in the case of Notes that have become due and payable) or maturity or redemption, as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable by the Issuer under this Indenture; and;

(c) the Issuer has delivered to the Trustee and Collateral Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent in this Indenture relating to the Satisfaction and Discharge have been complied with.

Upon compliance with the foregoing, the Trustee shall execute such instrument(s) as reasonably requested by the Issuer acknowledging the Satisfaction and Discharge of all of the Issuer’s and the Guarantors’ obligations under the Notes, subject to such provisions that shall survive pursuant to the terms of this Indenture. Upon a satisfaction and discharge of this Indenture, the Collateral Trustee shall cease to be a party to the Security Documents on behalf of the Holders and the Collateral will no longer secure the Notes.

Notwithstanding the Satisfaction and Discharge, the obligations of the Issuer and the Guarantors to the Trustee and, if money has been deposited with the Trustee pursuant to Section 11.1(a)(i), the obligations of the Trustee under Section 8.5, this Section 11.1 and Section 11.2 shall survive.

SECTION 11.2. Application of Trust Money. Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for the payment of which such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 11.1; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE XII.

COLLATERAL AND SECURITY

SECTION 12.1. Security. The obligations of the Secured Guarantors under their Note Guarantees (including their guarantee of the performance by the Issuer and the Unsecured Guarantors of all of their respective Obligations under Note Documents to which they are a party) shall be secured by the Collateral, as and when required pursuant to Section 3.18; for the avoidance of doubt, in no event shall the Collateral include any assets of the Issuer or any Unsecured Guarantor. For avoidance of doubt, (a) the Obligations of the Issuer and the Unsecured Guarantors under the Note Documents to which they are a party are not and will not be secured by the Collateral and (b) the Collateral does not include any assets held directly by the Issuer or any Unsecured Guarantor. For avoidance of doubt, none of the Revolving Credit Facility Loan Parties as of the date of the Indenture are Secured Guarantors or own any of the Collateral.

SECTION 12.2. Security Documents. The Holders of the Notes have, and by accepting a Note, each Holder will be deemed to have, appointed the Collateral Trustee to act as its agent under the Collateral Trust Agreement and the other Security Documents. The Holders of the Notes have, and by accepting a Note, each Holder will be deemed to have, authorized the Collateral Trustee to, and shall have authorized the Trustee to direct or authorize the Collateral Trustee to, (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Collateral Trust Agreement and the other Security Documents, together with any other incidental rights, power and discretions; and (ii) execute each Security Document, waiver, modification, amendment, renewal or replacement expressed to be executed by the Collateral Trustee on its behalf, including, where permitted by the applicable provisions of this Indenture, at the direction of the Issuer without the consent of any Holder. Prior to the Trustee taking any action or direction pursuant to this Section 12.2, the Trustee may request, and upon such request shall be entitled to receive, an Officer’s Certificate and Opinion of Counsel.

SECTION 12.3. Release of Liens in Respect of Notes.

The Collateral Trustee’s Parity Liens upon the Collateral shall no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged:

(a) upon satisfaction and discharge of this Indenture pursuant to Section 11.1 of this Indenture;

(a) upon Defeasance of the Notes pursuant to Sections 8.2 and 8.3 of this Indenture;

(b) upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;

(c) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions pursuant to Article IX of this Indenture; or

(d) in accordance with the applicable provisions of the Collateral Trust Agreement.

In each case, the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such release complies with this Section 12.3 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

SECTION 12.4. [Reserved].

SECTION 12.5. [Reserved].

SECTION 12.6. Further Assurances; Maintenance of Properties; Compliance with Laws; Insurance.

The Issuer and each of the Guarantors shall undertake, or cause to be undertaken, all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Parity Lien Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents.

At any time and from time to time, the Grantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee or any Parity Lien Debt Representative may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the Parity Lien Secured Parties.

The Issuer and the Grantors shall use commercially reasonable efforts to:

(a) create and perfect all security interests in the Collateral as and when required in accordance with Section 3.18;

(b) keep the Real Estate Collateral adequately insured at all times by financially sound and reputable insurers;

(c) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any Real Estate Collateral owned, occupied or controlled by them;

(d) maintain such other insurance as may be required by law with respect to the Real Estate Collateral;

(e) maintain title insurance on all real property Collateral insuring the Collateral Trustee’s Lien on that property, subject customary exceptions (as determined by the Issuer); and

(f) maintain such other insurance as may be required by the Security Documents.

The Collateral Trustee shall be named as an additional insured, with a waiver of subrogation, on all insurance policies with respect to the Real Estate Collateral and the Collateral Trustee will be named as loss payee, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies with respect to the Real Estate Collateral.

ARTICLE XIII.

MISCELLANEOUS

SECTION 13.1. Notices. Any notice or communication to the Issuer or the Trustee shall be sufficiently given if written and (a) delivered in person or (b) mailed by first class mail (certified or registered, return receipt requested) or (c) sent by email transmission, or (d) sent by overnight air courier guaranteeing next-day delivery, or (e) sent by electronic transmission, in each case addressed as follows:

if to the Issuer:

Kohl’s Corporation

N56 W17000 Ridgewood Dr.

Menomonee Falls, WI

Attention: Chief Legal Officer

in each case, with a copy to:

Latham & Watkins, LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Michael Benjamin and Benjamin Stern

And

Godfrey & Kahn, S.C.

833 East Michigan Street

Milwaukee, WI 53202

Attention: Dennis F. Connolly

if to the Trustee, at its Corporate Trust Office::

U.S. Bank Trust Company, National Association

1555 North RiverCenter Drive, Suite 203

Milwaukee, WI 53212

Attention: Kohl’s Corporation Administrator

in each case, with a copy to:

Alston & Bird, LLP

1120 South Tryon St., Suite 300

Charlotte, NC 28203

Attention: Adam Smith

The Issuer or the Trustee, by notice to the others, may designate additional or different addresses and/or email addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed by first class mail (certified or registered, return receipt requested); upon acknowledgment of receipt, if transmitted by email; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or sent by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or, with respect to Global Notes, to the extent permitted or required by the applicable procedures of DTC, sent electronically. Failure to deliver, mail, transmit or send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered, mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails or sends a notice or communication to Holders, they will mail or send a copy to the Trustee and each agent at the same time.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

In case it shall be impracticable to give notice in the manner provided above, including by reason of a suspension of regular mail service, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 13.2. [Reserved].

SECTION 13.3. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take or refrain from taking any action under this Indenture or the Notes or any other Note Document, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(i) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture and any applicable Note Document relating to the proposed action have been satisfied or complied with, as applicable; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with, as applicable;

provided that no such Opinion of Counsel or Officer’s Certificate shall be required to be delivered in connection with the issuance of the Initial Notes.

SECTION 13.4. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied or complied with, as applicable; and

(iv) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been satisfied or complied with, as applicable.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 13.5. When Notes Disregarded. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any vote, direction, waiver or consent, Notes owned by the Issuer, or any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar and the Paying Agent may make reasonable rules and set reasonable requirements for their functions.

SECTION 13.7. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or the state of the place of payment. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.8. Governing Law. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.9. Jurisdiction. The Issuer and the Guarantors agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of, or based upon, this Indenture, the Note Guarantee or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Note Guarantee or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantors, as the case may be, are subject by a suit upon such judgment.

SECTION 13.10. Waivers of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE (AND EACH HOLDER BY THEIR ACCEPTANCE OF THE NOTES) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 13.11. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as each may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 13.12. No Recourse Against Others. No director, officer, manager, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the Issuer, any Guarantor or any successor entity of any of them, as such, will have any liability for any of the obligations of the Issuer or any Guarantor under the Notes or this Indenture or any other Note Document, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 13.13. Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.14. Multiple Originals; Electronic Signatures. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Indenture shall have the same validity and effect as a signature affixed by the party’s hand; provided that notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless agreed to by it pursuant to reasonable procedures approved by such parties. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Issuer plans to use (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding anything to the contrary in the foregoing, the Trustee may, in any instance and in its sole discretion, require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.

SECTION 13.15. Table of Contents; Headings. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.16. Force Majeure. In no event shall the Trustee or Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God or other recognized public emergency, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee and Collateral Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.17. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.18. Appointment of Co-Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the trust, or any part thereof, and subject to the other provisions of this Indenture, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under this Indenture and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under this Indenture.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(2) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(3) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

KOHL’S CORPORATION

By:	/s/ Jill Timm
Name: Jill Timm
Title: Senior Executive Vice President – Chief Financial Officer

KREH HOLDINGS, LLC By: Kohl’s, Inc., as sole member

By:	/s/ Jill Timm
Name: Jill Timm
Title: Senior Executive Vice President – Chief Financial Officer

KOHL’S REAL ESTATE HOLDINGS, LLC By: Kohl’s, Inc., as sole member of KREH Holdings, LLC, as sole member of Kohl’s Real Estate Holdings, LLC

By:	/s/ Jill Timm
Name: Jill Timm
Title: Senior Executive Vice President – Chief Financial Officer

UNSECURED GUARANTORS:

KOHL’S, INC.

By:	/s/ Jill Timm
Name: Jill Timm
Title: Senior Executive Vice President – Chief Financial Officer

[Signature Page to the Indenture]

KIN, INC.

By:	/s/ Jennifer Kent
Name: Jennifer Kent
Title: Assistant Secretary

KOHL’S INDIANA, INC.

By:	/s/ Jennifer Kent
Name: Jennifer Kent
Title: Secretary

KOHL’S INDIANA, L.P.

By:	/s/ Jennifer Kent
Name: Jennifer Kent
Title: Secretary

KOHL’S MICHIGAN, L.P.

By:	/s/ Jennifer Kent
Name: Jennifer Kent
Title: Secretary

KOHL’S VALUE SERVICES, INC.

By:	/s/ Jennifer Kent
Name: Jennifer Kent
Title: Secretary

KOHL’S CARES, LLC

By:	/s/ Jennifer Kent
Name: Jennifer Kent
Title: Manager

[Signature Page to the Indenture]

KWAL, LLC

By:	/s/ Jennifer Kent
Name: Jennifer Kent
Title: Manager

KOHL’S HOLDING COMPANY, LLC

By:	KIN, Inc. its Sole Member

By:	/s/ Jennifer Kent
Name: Jennifer Kent
Title: Assistant Secretary

[Signature Page to the Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven F. Posto
Name: Steven F. Posto
Title: Vice President

[Signature Page to the Indenture]

EXHIBIT A

[FORM OF FACE OF GLOBAL RESTRICTED NOTE]

No. [•]	Principal Amount $[•] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto][1]
CUSIP NO. [•]
ISIN NO. [•]

KOHL’S CORPORATION.

Kohl’s Corporation, a Wisconsin corporation, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on June 1, 2030.

Interest Payment Dates: June 1 and December 1, commencing on December 1, 20252

Record Dates: May 15 and November 15

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Insert in Global Notes only.
[2]	In the case of Notes issued on the Issue Date.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

KOHL’S CORPORATION

By:
Name:
Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: _______________

[FORM OF REVERSE SIDE OF NOTE]

KOHL’S CORPORATION

10.000% Senior Secured Notes due 2030

[Applicable Restricted Notes Legend]

[Depositary Legend, if applicable]

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.	Interest

Kohl’s Corporation, a Wisconsin corporation, promises to pay interest on the principal amount of this Note at 10.000% per annum from May 30, 20253 until maturity. The Issuer will pay interest semi-annually in arrears every June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”); provided that the first Interest Payment Date shall be December 1, 2025.4 Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but not include) the relevant Interest Payment Date.

2.	Method of Payment

By no later than 11:00 a.m. (Eastern Time) on the date on which any principal of, premium, if any, or interest, if any, on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, and interest, if any, when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the preceding May 15 and November 15 at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture. The principal of, and premium, if any, and interest on the Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register, or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal,

[3]	In the case of Notes issued on the Issue Date.
[4]	In the case of Notes issued on the Issue Date.

premium, if any, and interest, if any) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

3.	Paying Agent and Registrar

The Issuer initially appoints U.S. Bank Trust Company, National Association (the “Trustee”) to act as the Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4.	Indenture

The Issuer issued the Notes under an Indenture, dated as of May 30, 2025 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms. In the event of a conflict between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall prevail.

5.	Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have guaranteed (and future guarantors, jointly and severally with the Guarantors, will fully guarantee) such obligations on a senior secured basis pursuant to the terms of the Indenture.

6.	Optional Redemption

(a) At any time, and from time to time, prior to June 1, 2027, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to (1) 100% of the principal amount of the Notes to be redeemed, plus (2) the greater of:

(i) 1.0% of the principal amount of such Notes redeemed; and

(ii) the excess of:

(A) the present value at such Redemption Date of (i) the redemption price of the Notes at June 1, 2027 (such redemption price being set forth in the table under clause (d) below) plus (ii) all required interest payments due on the Note through June 1, 2027 (excluding interest paid prior to the Redemption Date and accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(B) the principal amount of the Note,

plus (3) accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

In the event of any redemption pursuant to this clause (a), the Issuer shall calculate or cause the calculation of the redemption price, and the Trustee shall have no duty to calculate or verify the calculation thereof.

(b) At any time prior to June 1, 2027, the Issuer may, on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 110.000% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) in an amount of up to the amount of net cash proceeds received by, or contributed to, the Issuer from one or more Equity Offerings; provided that (1) at least 60% of the aggregate principal amount of originally Notes issued under the Indenture (including Additional Notes but excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption, and (2) notice of such redemption is given within 90 days of the date of the closing of such Equity Offering. The Trustee shall select the Notes to be redeemed in the manner described under Sections 5.1 through 5.6 of the Indenture.

(c) Except pursuant to clauses (a), (b) and (e) of this paragraph 6, the Notes may not be redeemed at the Issuer’s option prior to June 1, 2027.

(d) On or after June 1, 2027, the Issuer may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable Redemption Date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2027	105.000%
2028	102.500%
2029 and thereafter	100.000%

(e) In addition, in connection with any tender offer for all of the outstanding Notes at such time, including, without limitation, any Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such a tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to the Holders and the Trustee, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender, consent or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the applicable Redemption Date.

(f) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date. On or prior to any Redemption Date, the Issuer is required to deposit with the paying agent money sufficient to pay the redemption price of, and accrued and unpaid interest to, but not including, the Redemption Date, on the Notes to be redeemed on such Redemption Date. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee by lot or another method in accordance with the applicable procedures of DTC.

(g) Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Sections 5.1 through 5.6 of the Indenture.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.	Repurchase Provisions

If a Change of Control Repurchase Event occurs, except as provided in Section 3.11(c) of the Indenture or unless the Issuer exercised its right to redeem all the outstanding Notes pursuant to Section 5.7 of the Indenture, the Issuer will be required to make an offer to each Holder to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to at least 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of repurchase. Within 30 days following the date of any Change of Control Repurchase Event, or, at the Issuer’s option, prior to any Change of Control Repurchase Event but after the public announcement of the Change of Control Repurchase Event, the Issuer will be required to mail (or in the case of holders of book-entry interests, transmit electronically in accordance with the applicable procedures of DTC) a notice to Holders with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the date or dates specified in the notice (each a “Change of Control Payment Date”), which date or dates will be no earlier than 10 days and no later than 60 days from the date such notice is so mailed or transmitted (subject to the next succeeding sentence), pursuant to the procedures required by the Indenture and described in such notice.

Upon certain Asset Dispositions, the Issuer may be required to use the Net Available Cash from such Asset Dispositions to offer to purchase Notes at an offer price in cash in an amount equal to at least 100% of the principal amount of the Notes (or, pursuant to a Special One-Time Asset Sale Disposition Offer, 103% of the principal amount of the Notes), plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in Section 3.5 of the Indenture. The Issuer may, in its sole discretion, make an Asset Disposition Offer pursuant to Section 3.5 of the Indenture prior to the time that the aggregate amount of Excess Proceeds exceeds $20.0 million.

8.	Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form in minimum denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (i) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (ii) 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

9.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest, if any, on the Notes to redemption or maturity, as the case may be.

11.	Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Note Documents may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and issued under the Indenture (including consents obtained in connection with a purchase of or tender offer for such Notes) (in addition to any other consents required under the terms of the Collateral Trust Agreement or the other Security Documents from the parties thereto), and any Default or Event of Default thereunder or compliance with any provision of any Note Document may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of or tender offer for such Notes). Without the consent of any Holder (and, upon request from the Issuer, the Trustee shall request that the Collateral Trustee enter into any such amendment, supplement or other modification to the applicable Collateral Trust Agreement or Security Documents), the Issuer and the Trustee (together with any other party whose consent is required pursuant to the Collateral Trust Agreement or the Security Documents) may amend, supplement or otherwise modify any Note Document as provided in the Indenture.

12.	Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may waive or rescind any such acceleration with respect to the Notes and its consequences.

13.	Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any respective Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Custodian may do the same with like rights and duties. The Trustee is also subject to Sections 7.9 and 7.10 of the Indenture.

14.	No Recourse Against Others

No director, officer, manager, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the Issuer, any Guarantor or any successor entity of any of them, as such, will have any liability for any of the obligations of the Issuer or any Guarantor under the Notes or the Indenture or any other Note Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

15.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.	CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or other notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or other notices and reliance may be placed only on the other identification numbers placed thereon.

18.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Kohl’s Corporation

N56 W17000 Ridgewood Dr

Menomonee Falls, WI 53051

Attention: Chief Legal Officer

19.	Security

This Note will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Collateral Trust Agreement and the other Security Documents.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint _________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of an Issuer and that, to its knowledge, the proposed transferee  ☐  is /  ☐ is not an Affiliate of an Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by an Issuer or any Affiliate of an Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐ acquired for the undersigned’s own account, without transfer; or

(2)	☐ transferred to the Issuer; or

(3)	☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐ transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐ transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Signature Guarantee:	Signature

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.11 of the Indenture, check either box:

Section 3.5  ☐  Section 3.11  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or 3.11 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $____________________________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased): ___________.

Date: ________ Your Signature
(Sign exactly as your name appears on the other side of the Note)
Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B

Form of Supplemental Indenture

[ • ] SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [ • ], 20[ • ], by and among Kohl’s Corporation, a Wisconsin corporation (the “Issuer”), the parties that are signatories hereto as Guarantors (each a “Guaranteeing Subsidiary”) and U.S. Bank Trust Company, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors party thereto, and the Trustee have heretofore executed and delivered an indenture, dated as of May 30, 2025 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $360,000,000 of 10.000% Senior Secured Notes due 2030 (the “Notes”) of the Issuer;

WHEREAS, the Indenture provides that each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guaranteeing Subsidiary and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiar[y/ies] and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. Each of the Guaranteeing Subsidiaries hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. Each of the Guaranteeing Subsidiaries agrees, on a joint and several basis, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to each Guaranteeing Subsidiary shall be given as provided in the Indenture, at the address for the Guarantors set forth in the Indenture.

SECTION 3.2. Merger, Amalgamation and Consolidation. Each Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(b) of the Indenture.

SECTION 3.3. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture, and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee. The Trustee does not make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, pdf or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto, and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTEEING SUBSIDIARIES], as a Guarantor

By:
Name:
Title:

Acknowledged by:

KOHL’S CORPORATION

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT C

Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

[Date]

Kohl’s Corporation

N56 W17000 Ridgewood Dr

Menomonee Falls, WI 53051

Attention: Chief Legal Officer

U.S. Bank Trust Company, National Association,

as Trustee and Registrar,

1555 North RiverCenter Drive, Suite 203

Milwaukee, WI 53212

Attention: Kohl’s Corporation Administrator

Re: Kohl’s Corporation. (the “Issuer”)

10.000% Senior Secured Notes due 2030 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[ • ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Notes was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

C-1

We also hereby certify that we [are][are not] an Affiliate of an Issuer and, to our knowledge, the transferee of the Notes [is][is not] an Affiliate of an Issuer.

The Trustee and the Issuer are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings, or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature Guarantee:	Signature

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

C-2

EXHIBIT D

Designated Real Estate Assets

1.	2065 Keystone Pacific Pkwy., Patterson, California

2.	3030 Airport E Pkwy., Macon, Georgia

3.	4300 MBL Drive, Ottawa, Illinois

4.	9998 Allpoints Parkway, Plainfield, Indiana

5.	1701 Trimble Road, Edgewood, Maryland

6.	2015 NE Jefferson St., Grain Valley, Missouri

7.	3440 State Route 209, Wurtsboro, New York

8.	7855 County Rd 140, Findlay, Ohio

9.	10201 Schuster Way, Pataskala (Etna), Ohio

10.	2019 N. Interstate 35 E, DeSoto, Texas

11.	300 Admiral Byrd Dr., Winchester, Virginia

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